Exhibit 10.1
PURCHASE AND SALE AGREEMENT
between
MILLSAW REALTY L.P.
SELLER,
and
OSI PHARMACEUTICALS, INC.
BUYER.
Premises:
410 Saw Mill River Road, Ardsley, New York
420 Saw Mill River Road, Ardsley, New York
430 Saw Mill River Road, Ardsley, New York
440 Saw Mill River Road, Ardsley, New York
444 Saw Mill River Road, Ardsley, New York
460 Saw Mill River Road, Ardsley, New York
July 6, 2009

Table of Contents

Page*
1. Sale and Purchase/Condition of Property	1

2. Purchase Price	1

3. Escrow Provisions	2

4. Closing	3

5. Due Diligence Period	3

6. Representations and Warranties	3

7. Title	8

8. Instruments Delivered at Closing	9

9. Prorations and Adjustments	11

10. Conditions to Buyer’s Obligations	13

11. Actions Pending Closing	13

12. Casualty	14

13. Condemnation	14

14. Remedies	15

15. Notices	15

16. Brokerage	16

17. Lien of Sums Paid on Account	17

18. Assignment	17

19. Buyer’s Incentives Contingency	17

20. Environmental Violation/Air Permits	18

21. Miscellaneous	19

*	Page references provided in this Table of Contents refer solely to this Exhibit 10.1 as provided in this Quarterly Report on Form 10-Q. The remainder of this Exhibit 10.1 appears in the same form as the executed agreement.

Schedules

A. Description of Land	H. Property Insurance Coverage

B. Leases	I. Warranties

C. Condominium Description	J. Permitted Exceptions

D. [intentionally omitted]	K. Omnibus Assignment

E. Contracts	L. Lease Assignment

F. Security Deposits	M. Form of Supresta Estoppel

G. Environmental Reports	N. Form of cell tower lessee Estoppel

          THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made as of the 6th day of July 2009, between Millsaw Realty L.P., a Delaware limited partnership having an office at One Stamford Forum, Stamford, Connecticut (“Seller”) and OSI Pharmaceuticals, Inc., a Delaware corporation, having an office at 41 Pinelawn Road, Melville, New York (“Buyer”).
W I T N E S S E T H:
          WHEREAS Millsaw Realty L.P. (“Millsaw”) is the owner and holder of the fee simple estate in and to the certain plots, pieces and parcels of land described in Schedule A annexed hereto (the “Land”) together with the buildings thereon (collectively, the “Buildings”); and
          WHEREAS, Seller desires to sell, assign, transfer and convey its right, title and interest in and to the Property (defined below) to Buyer, and Buyer desires to purchase the Property, in each case upon and subject to the terms and conditions more particularly set forth in this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
          1. Sale and Purchase/Condition of Property. Seller hereby agrees to sell to Buyer the Land, the Buildings and all other improvements on and to the Land and all fixtures thereat (collectively, the “Real Property”), and (i) subject to the last sentence of this Paragraph 1, all furniture, furnishings, equipment, machinery, inventory, and other personal property that is located at the Real Property (the “Personal Property”), (ii) all of Seller’s right, title and interest in, to and under the Leases (defined below) listed on Schedule B annexed hereto, and (iii) all of Seller’s right, title and interest in, to and under the condominium (the “Condominium”) and the condominium units (the “Condominium Units”) described on Schedule C annexed hereto (the Real Property, the Personal Property, the Leases, the Condominium, and the Condominium Units, collectively, the “Property”), and Buyer hereby agrees to purchase the Property from Seller. This sale and purchase includes all the right, title and interest of Seller in and to any easements, air rights and other rights appurtenant thereto, any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Real Property, to the center line thereof, and in and to any unpaid award for damage to the Real Property by reason of change of grade of any street, and Seller will execute and deliver to Buyer, on the Closing Date, or thereafter, on demand, all proper instruments for the conveyance of such title and the assignment and collection of any such award. At the Closing, Seller shall deliver the Real Property to Buyer in broom clean condition, and otherwise in its as-is condition on the date hereof, subject to reasonable wear and tear after the date hereof and through the Closing Date, subject to non-material depletion, replacement or addition thereto in the ordinary course of operating the Property.
          2. Purchase Price. The purchase price of the Property payable hereunder by Buyer to Seller is $27,000,000.00 (the “Purchase Price”), payable in the following manner:

               (a) $2,700,000.00 (the “Down Payment”) by wire transfer to Chadbourne & Parke LLP, as escrow agent (the “Escrow Agent”) upon execution of this Agreement by Buyer, the Down Payment to be held in escrow by Escrow Agent in accordance with the provisions hereinafter set forth, with the interest thereon to follow the principal;
               (b) the balance of the Purchase Price in an amount equal to $24,300,000.00 (subject to closing adjustments as hereinafter provided) on the Closing Date by wire transfer to Seller.
               (c) Buyer and Seller agree that, for all U.S. federal, state and local tax purposes, (1) the Purchase Price shall be allocated between the Land and the Buildings as the parties shall agree in a writing executed at or prior to Closing, and (2) the value of the Personal Property included in this sale is de minimis and, accordingly, no value has been attributed thereto and no value shall be allocated thereto.
          3. Escrow Provisions. Escrow Agent shall hold the Down Payment in accordance with this Agreement and shall release the Down Payment to the party entitled to same as provided in this Agreement, unless there is a dispute between the parties as to the Down Payment, in which event Escrow Agent shall only release the Down Payment in accordance with a joint instruction signed by Seller and Buyer, or a final judgment of a court of competent jurisdiction, or as otherwise provided in this Agreement.
               (a) Escrow Agent shall deposit the Down Payment in an interest bearing attorney’s escrow account at Citibank, N.A.
               (b) Buyer and Seller agree that any notice or instruction sent by either Buyer or Seller to Escrow Agent shall simultaneously be sent to the other party to this Agreement. Escrow Agent agrees that a copy of any notice or instruction received by Escrow Agent from one party to this Agreement (either Buyer or Seller) shall be promptly sent to the other party to this Agreement. If Escrow Agent shall receive an instruction from either party, Escrow Agent may act in accordance with such instruction unless the other party shall notify Escrow Agent not to act in accordance with such instruction (the “Objection Notice”), which Objection Notice must be received by Escrow Agent within ten (10) calendar days after the date the first notice is received. The Objection Notice shall set forth the basis of objection to such disbursement with specificity. If Escrow Agent receives any Objection Notice, then Escrow Agent shall not disburse the Down Payment unless and until Escrow Agent has received subsequent instructions to do so, signed by both Buyer and Seller, or a court of appropriate jurisdiction has issued a final order ordering such disbursement or Escrow Agent has deposited such funds with a court of competent jurisdiction in connection with an interpleader action.
               (c) Escrow Agent is hereby authorized and directed to deliver the Down Payment and all interest accrued thereon to Seller on the Closing Date, provided that if prior thereto Seller has defaulted hereunder, Escrow Agent is authorized and directed to deliver the Down Payment plus all interest accrued thereon to Buyer or if prior thereto Buyer has defaulted hereunder, Escrow Agent is authorized and directed to deliver the Down Payment plus all interest accrued thereon to Seller.

               (d) If there is a dispute between Buyer and Seller as to which party is entitled to the Down Payment, Escrow Agent may at any time deposit the Down Payment and all accrued interest thereon with a court of competent jurisdiction, in connection with an interpleader action, and upon notice to Seller and Buyer of such deposit, Escrow Agent shall have no further responsibility or liability hereunder.
               (e) Seller and Buyer acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith or in willful disregard of this Agreement. Escrow Agent’s sole duties are as indicated herein, and upon the disposition of the Down Payment as provided herein, Escrow Agent shall be deemed to have performed all of such duties and automatically shall be discharged from any further obligation hereunder. Seller and Buyer shall indemnify and hold Escrow Agent harmless from and against all liabilities, claims, damages or expenses, including reasonable attorney’s fees, incurred in connection with the performance of Escrow Agent’s duties hereunder.
               (f) The parties acknowledge that Escrow Agent is counsel to Seller, and Escrow Agent may continue to represent Seller in the event of any dispute under this Agreement.
          4. Closing. The closing (the “Closing”) of the transactions contemplated hereunder shall occur, and the Closing documents shall be delivered upon tender of the balance of the Purchase Price by Buyer as provided for in this Agreement, on August 5, 2009 or any adjourned date as provided for in this Agreement (the actual date of Closing being called the “Closing Date”). Buyer may accelerate the scheduled Closing Date of August 5, 2009 to an earlier date (on a week day that is not a holiday and that is not before July 20, 2009) upon five (5) business days prior notice to Seller. The Closing shall occur at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112.
          5. Due Diligence Period. Buyer acknowledges that commencing prior to the execution of this Agreement and continuing for a period which will expire on July 16, 2009 (the “Due Diligence End Date”), Buyer has conducted, and shall be entitled to continue to conduct, its examinations, inspections, testing, studies and/or investigations (collectively, “Due Diligence”) of the Real Property and information regarding the Real Property. If Buyer is not satisfied with the results of its Due Diligence for reasons relating only to (i) the state of title to the Real Property, or (ii) Buyer’s zoning requirements thereof, then Buyer may terminate this Agreement by written notice given to Seller on or before the Due Diligence End Date, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Down Payment plus accrued interest thereon. Such notice shall state in detail the reason(s) for termination. Time shall be of the essence with respect to the Due Diligence End Date.
          6. Representations and Warranties.
               (a) Seller hereby represents and warrants to Buyer as of the date hereof:

     (i) Seller is a limited partnership duly formed and in good standing under the laws of the State of Delaware.
     (ii) Seller has full power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby, this Agreement has been duly authorized by all necessary action of Seller and is a valid and legally binding obligation of Seller in accordance with its terms, and the consummation of the transactions contemplated by this Agreement will not render Seller insolvent and do not violate any provision of any agreement or judicial order to which Seller or the Property is subject.
     (iii) Schedule B contains a true, correct and complete list of the Leases, occupancy agreements, guaranties and the like (collectively, the “Leases”) in effect as of the date hereof and Seller has delivered to Buyer true, correct and complete copies of the Leases. There are no other leases, licenses, guaranties or occupancy agreements, written or oral, relating to the Property in effect now or any time after the date hereof other than the Leases. Seller has neither received nor delivered any written notices from or to any of the tenants under the Leases asserting that either Seller or any such tenant is in default under any of the respective Leases (other than defaults that have been cured in all material respects), except that (A) some of the month-to-month tenants are in default of rental payments, and (B) with respect to the Leases with Supresta, LLC (“Supresta”), Supresta has allowed the letters of credit under such Leases to lapse without renewal or without delivering replacement letters of credit and such allowance constitutes a default by Supresta under its Leases. (Seller shall use reasonable and diligent efforts between the date of this Agreement and the Closing to cause Supresta to furnish replacement letters of credit as required by the Leases. If, at the Closing, Seller has not received such replacement letters of credit, the amount of the letters of credit required to be delivered by Supresta under the Leases shall be withheld from the Down Payment to be delivered by Escrow Agent to Seller and remain in escrow with the Escrow Agent, and disbursed from time to time to Buyer upon written demand, to secure Supresta’s obligations under the Leases until such time as the replacement letters of credit are delivered to Buyer. Upon such delivery, any remaining amount withheld from the Down Payment to secure such obligations shall be released to the Seller. The provisions of this parenthetical clause shall survive the Closing.) The Leases constitute the entire agreement between Seller (and/or Seller’s predecessors in interest) and the tenants thereunder. None of the Leases has been amended, extended, modified or terminated except as set forth on Schedule B. All of the Leases are in full force and effect, the tenants under all of the Leases have taken possession of the premises demised thereby and have commenced paying rent thereunder, such tenants are not and have not been paying a greater amount than is or was required under their respective Lease, and, except as otherwise set forth in the Leases, none of the tenants thereunder are entitled to or have claimed any concession, abatement, deduction or setoff against the rent payable under such Leases. There are no rights to lease or sublease, rights of renewal, extension, cancellation, termination or modification, options to lease or purchase, rights of refusal to lease or purchase, or rental concessions in effect, except as expressly provided under the Leases. No tenant under any of the Leases has prepaid rent or additional rent beyond the current month. All of the improvements to be constructed by Seller under each of the Leases have been fully completed and paid for. All brokerage/leasing commissions relating to any Lease have been paid in full, except that Cushman & Wakefield will be owed a commission by Buyer if Supresta exercises its renewal option under either or both of its leases. Except with respect to the immediately preceding sentence, Seller’s representations and warranties set forth in this Section 6(a)(iii) shall not apply with respect to any Lease for which Buyer receives a tenant estoppel certificate confirming all of the statements contained in this clause (iii). On or promptly after July 18, 2009, Seller shall send termination notices to the following tenants: DML Solutions; Dolphin Construction; Cecile Fray MD; GC Environmental; Keenan Marine Insurance; Paxxon Health Services Inc.; Policy Administration Solutions; and General Phosphorix, LLC.
     (iv) Schedule E annexed hereto contains a true, correct and complete list of all service, maintenance, supply and other agreements related to the operation of the Property, together with all modifications and amendments thereof and supplements relating thereto (collectively, “Contracts”) in effect as of the date hereof that are to be assigned to the Buyer at Closing and will be binding upon Buyer with respect to the period from and after the Closing Date and Seller has delivered to Buyer, or made available to Buyer for review, true, correct and complete copies of the Contracts.
     (v) Schedule F annexed hereto contains a true, correct and complete list of the security deposits (cash and/or letters of credit) currently in effect as of the date hereof and held by Seller under the Leases in effect as of the date hereof.
     (vi) There is no action, suit, litigation, hearing or administrative proceeding pending against Seller, or, to Seller’s knowledge, threatened with respect to all or any portion of the Property, except for real estate tax reduction proceedings.
     (vii) There are no condemnation or eminent domain proceedings pending, or to Seller’s knowledge, threatened against the Property and Seller has received no notices from any governmental authority with respect to a threatened or pending condemnation or eminent domain proceeding.

     (viii) There are no brokerage agreements executed by Seller or Seller’s predecessors related to the leasing of the Property under which any sums remain due with respect to any of the Leases or any options or rights thereunder.
     (ix) To Seller’s knowledge, Schedule G annexed hereto contains a true, correct and complete list of all Phase I and Phase II environmental and hazardous materials reports with respect to all or any part of the Property in the possession or control of Seller and Seller has furnished true and complete copies thereof to Buyer.
     (x) Seller does not have any employees with respect to the Property that will not be properly terminated by Seller in accordance with applicable laws prior to the Closing.
     (xi) Seller has not received and has no knowledge of any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of the Property.
     (xii) A certificate of occupancy with respect to the Buildings and to Seller’s knowledge, certificates of occupancy with respect to all leased or leasable spaces, or any other licenses, permits and approvals required for the present use of the Property, are: (a) issued and fully paid for; (b) in full force and effect; (c) freely transferable to Buyer and will not be invalidated, violated or otherwise adversely affected by the transfer of the Property to Buyer; and (d) to the extent in Seller’s possession or control, true copies thereof have been delivered or made available to Buyer, except that a violation has been issued with respect to the failure to transfer the powerhouse operating permit from Seller’s predecessor-in-interest to Seller, which transfer, including removal of the violation, Seller has commenced to effect and agrees to diligently pursue prior to and after the Closing.
     (xiii) Schedule H annexed hereto contains a true, correct and complete list of the property insurance coverage under the insurance policies carried by Seller in respect of the Property and Seller’s activities on the Property, which policies are in full force and effect on the date hereof, and no notices of cancellation or suspension have been received by Seller with respect thereto as of the date hereof and all premiums due with respect to the period of time through and including the Closing Date have been paid by Seller.
     (xiv) To Seller’s knowledge, Schedule I sets forth a list of all guarantees and warranties related to the Property (collectively, “Warranties”) to be assigned by Seller to Buyer at Closing.

     (xv) Seller is not a “foreign person” pursuant to Section 1445 of the Internal Revenue Code.
     (xvi) That there are no pending violations against the Property that have not been cured and, to Seller’s knowledge, there are no threatened violations and no basis for any violations against the Property, except as set forth in paragraph (xii) above.
     (xvii) That the Property and its current use are in compliance with all applicable zoning laws and regulations applicable thereto.
     (xviii) There are no tax certiorari proceedings currently applicable to the Property and pending other than the tax certiorari proceeding (I) with respect to the 2008 assessment year (the “2008 Certiorari Proceeding”), which is currently being settled with the Town of Greenburgh tax assessor for an aggregate Property assessment of $1,000,000, and (II) commenced by the application filed by Seller on or prior to June 15, 2009 with respect to the tax assessment for the 2009 assessment year (the “2009 Certiorari Proceeding”).
     (xix) Neither Seller nor any person that owns, directly or indirectly, 25% or more of an interest in Seller (a “Principal”) is someone (a) who is on the list of “Specially Designated Nationals and Blocked Persons” promulgated by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury pursuant to 31 C.F.R. Part 500, or (b) with whom Buyer is prohibited or restricted from doing business with pursuant to the United States Patriot Act or any other law, rule, regulation, order or governmental action (an “Anti-Terrorism Law”). For purposes of this Agreement, the term “person” shall mean an individual, association, partnership, governmental entity, limited partnership, limited liability company, limited liability partnership, corporation, trust, estate or other entity or organization.
     (xx) The Condominium does not affect or include any property other than the Property.
               (b) The representations and warranties of Seller contained in Paragraph 6(a) hereof shall survive the Closing for the period of time ending on December 31, 2009. Each such representation and warranty shall automatically be null and void and of no further force and effect effective as of December 31, 2009.
               (c) Buyer hereby covenants, represents and warrants that:
     (i) Buyer is a duly organized and validly existing corporation under the laws of the State of Delaware.
     (ii) Buyer has full power and authority to make, execute, deliver and perform this Agreement and the transactions contemplated hereby, this Agreement and the transactions contemplated hereby have been duly authorized by all necessary action of Buyer, this Agreement is a valid and legally binding obligation of Buyer in accordance with its terms and the consummation of the transactions contemplated hereby will not render Buyer insolvent, and do not violate any provision of any agreement or judicial order to which Buyer or the Property is subject.
     (iii) Buyer has the financial ability to consummate the transactions contemplated hereunder; and to the best of Buyer’s knowledge, there is no action threatened against Buyer which would prevent Buyer from purchasing the Property pursuant to this Agreement.
               (d) Buyer acknowledges that, except as expressly set forth in this Agreement, neither Seller, nor any person acting on behalf of Seller, nor any person or entity which prepared or provided any of the materials provided to Buyer in conducting its due diligence, including, without limitation, any direct or indirect officer, director, partner, shareholder, employee, agent , broker, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, successor or assign of any of the foregoing parties (Seller and all of the other parties described in the preceding portions of this sentence (other than Buyer) are referred to herein collectively as the “Exculpated Parties”) has made any oral or written representations or warranties, whether express or implied, by operation of law or otherwise, with respect to the Property, the physical (including without limitation environmental) condition thereof, the zoning and other laws, regulations and rules applicable thereto or the compliance by the Property therewith, the revenues and expenses which are (or which may be) generated by or associated with the Property, or otherwise with respect to the transactions contemplated herein. Buyer further acknowledges that all materials which have been provided by any of the other Exculpated Parties (including, without limitation, any memoranda or brokers’ “set-ups”) have been provided without any warranty or representation, expressed or implied as to their content, suitability for any purpose, accuracy, truthfulness or completeness and Buyer shall not have any recourse against Seller, or any of the other Exculpated Parties in the event of any errors therein or omissions therefrom. Buyer is acquiring Seller’s interest in the Property based solely on its own independent investigation and inspection of the Property and not in reliance on any information provided by Seller, or any of the other Exculpated Parties.
          7. Title.
               (a) At the Closing, Seller shall convey to Buyer fee simple title to the Real Property as Stewart Title Insurance Company (the “Title Company”) would be willing to approve and insure in accordance with its standard form of title policy at regular rates, subject only to the matters shown on Schedule J annexed hereto (collectively, the “Permitted Exceptions”).
               (b) If on the scheduled date of Closing, there remain exceptions to title which are not Permitted Exceptions, Buyer shall notify Seller of such exceptions and Seller may adjourn the Closing for a reasonable period of time, not to exceed thirty (30) days, in order to eliminate such exceptions.

               (c) If Seller shall be unable to convey title in accordance with the terms of this Agreement, Buyer may elect, by written notice to Seller, either (i) to terminate this Agreement, in which event the Down Payment plus accrued interest thereon shall be returned to Buyer, within fifteen (15) days after the date of Buyer’s termination notice, or (ii) close the transaction contemplated by this Agreement despite such title defect, in which event Buyer shall be entitled to a credit against the balance of the Purchase Price due at Closing in an amount equal to the amount reasonably required to cure or remove such exceptions not to exceed $250,000.00, provided, however, that notwithstanding the foregoing, Seller shall be required to cure, prior to the Closing, any monetary title defects caused or created by Seller or any person or entity claiming by, through or under Seller.
          8. Instruments Delivered at Closing.
               (a) On the Closing Date, Seller shall execute and deliver to Buyer, the following:
     (i) A bargain and sale deed without covenant against grantor’s acts sufficient to convey to Buyer fee title to the Real Property subject to and in accordance with the provisions of this Agreement including, without limitation, the Condominium Units, together with a letter, executed by the Board of Managers of the Condominium, pursuant to which the Board of Managers waives its right of first refusal to purchase the Condominium Units, and such other documentation required by applicable law to convey the management and control of the Condominium entirely to Buyer, including, without limitation, a document pursuant to which the Board of Managers of the Condominium resigns effective as of the Closing Date.
     (ii) A duly executed certification as to Seller’s non-foreign status.
     (iii) A check in payment of the New York State real estate transfer tax payable hereunder and a return for such tax duly signed by Seller (the “New York State Transfer Tax Return”).
     (iv) Letters to tenants under the Leases informing such tenants of the sale of the Property and the name and address of Buyer.
     (v) An assignment document, duly executed by Seller conveying and transferring to Buyer all of Seller’s right, title and interest in, to and under the Contracts and all plans, drawings, surveys, manuals and other similar materials in Seller’s possession relating to the Property, the Warranties, and all permit, licenses and approvals relating to the ownership, use or operation of the Property, to the extent same are in Seller’s possession, and all rights related to the 2008 Certiorari Proceeding (if not settled prior to Closing) and the 2009 Certiorari Proceeding, in the form annexed hereto as Schedule K hereof (such assignment document, the “Omnibus Assignment”), together with true and complete originals (to the extent in Seller’s possession) of all of the foregoing Contracts and other documents/items. Buyer shall pay any charges in connection with the assignment to Seller of the Warranties; and Buyer and Seller shall cooperate with each other in effecting such assignment.
     (vi) An assignment document, duly executed by Seller, pursuant to which Seller assigns to Buyer its right, title and interest as landlord under the Leases effective as of the Closing Date, in the form annexed hereto as Schedule L hereof (such assignment, the “Lease Assignment”).
     (vii) Any cash security deposits under any Leases (together with accrued interest thereon less any administrative fee permitted pursuant to applicable laws) and letters of credit (together with transfer documentation duly executed by Seller) held by Seller as security under the Leases, but only to the extent the same have not been applied in accordance with the Leases or returned to tenants, it being agreed that after the Closing, Seller shall reasonably cooperate with Buyer in effectuating the actual transfer of any such letters of credit, but Seller shall have no obligations to pay any transfer fees (whether prior to or after the Closing) in connection therewith and such obligation shall survive the Closing.
     (viii) The estoppel certificate received by Seller from Supresta and the cell tower lessee pursuant to Paragraph 10(c) hereof.
     (ix) Keys and combinations in Seller’s possession relating to the operation of the Property and all files reasonably necessary for the continuing operation and administration of the Property.
     (x) A certificate, executed by a partner of Seller, updating as of the Closing Date, all of the representations and warranties made by Seller in Paragraph 6(a) hereof (the “Representation Update Certificate”).
     (xi) If a search of title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, then Seller will, at Buyer’s request, deliver affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller, on request, shall deliver to the Title Company, all customary affidavits required to omit exceptions contained in Buyer’s title report that are customarily omitted from a title report on the basis of an affidavit from the owner of the property being insured, without the expenditure of money or the undertaking of a significant liability that is not customarily undertaken by such owner. Seller shall execute, acknowledge and deliver any such other additional instruments as are reasonably necessary to convey, assign and transfer the Property to Buyer or as may be reasonably required by the Title Company in order to insure Buyer’s title to the Real Property.
               (b) On the Closing Date, Buyer shall execute and deliver to Seller:
     (i) The New York State Transfer Tax Return, executed by Buyer.
     (ii) The Lease Assignment, duly executed by Buyer, pursuant to which Buyer assumes from Seller Seller’s right, title and interest as landlord under the Leases effective as of the Closing Date.
     (iii) The Omnibus Assignment, duly executed by Buyer.
          Buyer shall execute, acknowledge and deliver such additional instruments as are reasonably necessary to cause the conveyance, assignment and transfer of the Property to Buyer or as may be reasonably required by the Title Company.
          9. Prorations and Adjustments.
               (a) The following items shall be prorated and adjusted between the parties as of 11:59 p.m. on the day before the Closing Date:
     (i) The rents under the Leases.
     (ii) Real estate taxes, on the basis of the fiscal year for which assessed; sewer rents and water charges, if any, on the basis of the calendar or fiscal year for which assessed, unless metered; and charges in connection with the Contracts to be assumed by Buyer.
     (iii) Fuel, if any, as estimated by Seller’s supplier, at current cost, together with any sales tax payable in connection therewith, if any (a letter from Seller’s fuel supplier dated within seven (7) days prior to the Closing shall be presumptive evidence as to the quantity of fuel on hand and the current cost therefor) .
     (iv) If there be a water meter or water meters, Seller shall furnish a reading to a date not more than seven (7) days prior to the Closing Date, and pay all charges in connection therewith, and the unfixed water charge and the unfixed sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.
     (v) Amounts payable under Contracts.
          Any rent amounts under any Lease collected by Seller or Buyer after the Closing shall be applied (i) first, in payment of rents for periods from and after the Closing Date, and (ii) second, in payment of rents for any period of time prior to the Closing Date and Seller or

Buyer, as the case may be, shall promptly pay to the other the appropriate amounts in accordance with such apportionment.
          If, at Closing, the final tax bill or tax bills for the tax year in which the Closing takes place are not available to the parties, the parties shall adjust taxes on the basis of the figures then available subject, however, to a further adjustment of said taxes when the final tax bill or bills therefor have been received.
          Any unpaid real estate taxes or assessments levied against the Real Property which taxes and assessments apply to any period prior to the Closing Date, and notwithstanding whether such taxes or assessments are levied before or after the Closing Date, or billed after the Closing Date, shall be the sole obligation of Seller and shall be paid within ten (10) days after demand by Buyer when same have been billed.
          The amount of any tax refunds (net of attorneys’ fees and other costs of obtaining such tax refunds) with respect to any portion of the Real Property for the tax year in which the Closing Date occurs shall be apportioned between Seller and Buyer as of the Closing Date. All refunds for tax years prior to the year in which the Closing occurs shall belong solely to Seller and, upon receipt by Buyer the same shall be immediately paid to Seller. All refunds for the current tax year shall be apportioned between Seller and Buyer as of the Closing Date, and, upon receipt by Seller or Buyer the applicable portion thereof shall be immediately paid to Buyer or Seller, as the case may be. Payment of any fees due certiorari counsel as a result of the 2008 assessment year reduction shall be apportioned between Buyer and Seller based upon each party’s share of the taxes for such period after taking into account such refund.
          Seller shall assign to Buyer at Closing all rights to the 2009 Certiorari Proceeding and Buyer shall have the right, at Buyer’s option, to thereafter withdraw or to pursue the 2009 Certiorari Proceeding without any liability or responsibility to Seller. The 2008 Certiorari Proceeding has been settled, at an aggregate Property assessment of $1,000,000, with the Town Board and the School Board and needs only Court approval. No change in such settlement may be made without each of Buyer’s and Seller’s prior written consent.
          Charges for all electricity, steam, gas and other utility services (each, a “Utility”; collectively, “Utilities”) shall be billed to Seller’s account up to the Closing Date and, from and after the Closing Date, all Utilities should be billed to Buyer’s account. If for any reason such changeover in billing is not practicable as of the Closing Date as to any Utility, such Utility shall be apportioned on the basis of the actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall promptly deliver to Buyer, or Buyer shall promptly deliver to Seller, as the case may be, the amount determined to be due upon such adjustment.

Seller shall not terminate any utility service, rather, Seller and Buyer shall cooperate prior to and after the Closing to transfer service to Buyer as of the Closing Date.1
               (b) Any errors or omissions in computing apportionments or other adjustments at Closing shall be corrected within a reasonable time following Closing.
               (c) The provisions of this Paragraph 9 shall survive the Closing.
          10. Conditions to Buyer’s Obligations. The obligations of Buyer to close the transaction herein contemplated on the Closing Date are subject to the following conditions:
               (a) The representations and warranties of Seller contained in this Agreement were true in all respects when made and are true in all material respects on the Closing Date pursuant to the Representation Update Certificate delivered by Seller to Buyer at Closing, and Seller has complied in all respects with its obligations and agreements hereunder, it being agreed, however, that if the Representation Update Certificate discloses a material adverse change from a Seller representation made on the date hereof, then Buyer, at its option, may elect to proceed to Closing and Buyer shall be entitled to a credit against the Purchase Price due from Buyer at Closing in an amount equal to the amount reasonably required to cure such material adverse change or otherwise negate the effect of such material adverse change. Termination of, or defaults under, leases (other than Supresta) shall not be an adverse material change.
               (b) Buyer shall have obtained an ALTA title policy, or a commitment therefor from the Title Company, in the amount of the Purchase Price, subject only to the Permitted Exceptions and which ALTA title policy shall insure the Property as one contiguous parcel without gaps, gores or strips.
               (c) Seller shall have delivered to Buyer estoppel certificates from Supresta and the cell tower lessee substantially in the forms annexed as Schedules M and N hereto, respectively.
               (d) Seller shall have performed all of its other obligations hereunder.
          11. Actions Pending Closing. Between the date hereof and the Closing Date: (a) Seller will not enter into any new contracts, leases or agreements of any kind (whether written or oral) affecting the Property, or enter into, cancel, modify or renew any Contracts affecting the Property (other than any such agreements which are entered into after the date hereof and which are canceled prior to the Closing by Seller) without the prior written consent of Buyer, which shall not be unreasonably withheld, provided that Buyer, in Buyer’s sole discretion, shall not be obligated to assume any obligations under any such Contract from and after the Closing; (b) Seller shall not initiate, seek or consent to any change in the current zoning classification for all or any part of the Real Property, or create or amend any restrictive covenant

[1]	Need to determine which Utilities need to be transferred to Buyer’s name.

for all or any part of the Real Property; (c) Seller shall maintain in full force and effect the insurance coverage described on Schedule H hereto; (d) Seller shall not affirmatively subject the Property to any additional liens, mortgages, exceptions, covenants or easements, which would not constitute Permitted Exceptions; and (e) Seller shall perform all of its obligations under the Leases in all material respects and not permit any event of default by Seller under the Leases.
          12. Casualty. If there is damage or destruction to all or a portion of the Property prior to the Closing Date by virtue of a fire or other casualty (either, a “Casualty”) then Seller shall as promptly as reasonably practicable after the date of the Casualty deliver to Buyer a notice to which is annexed an estimate that sets forth the cost to repair such damage and restore the Property to its condition immediately prior to the Casualty, which estimate shall be prepared by a reputable contractor or insurance adjuster. If such notice states that the estimated cost to repair such damage and restore the Property is less than Two Million Dollars and 00/100 Cents ($2,000,000.00), then this Agreement shall remain in full force and effect, Seller shall assign to Buyer any and all claims under its insurance policies by reason of such damage or destruction attributable to the Property and Buyer shall take title with the assignment of such claim or claims and subject to such damage or destruction. If such notice states that the estimated cost to repair such damage and restore the Property is Two Million Dollars and 00/100 Cents ($2,000,000.00) or greater, then Buyer, at Buyer’s option, shall have the right to terminate this Agreement by giving notice thereof to Seller no later than five (5) business days after the date Buyer receives Seller’s aforesaid notice, and in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Down Payment plus accrued interest thereon promptly after the giving of such notice terminating this Agreement. If Buyer does not elect to terminate this Agreement or fails to give a notice to Seller terminating this Agreement as required by this Paragraph 12, then this Agreement shall remain in full force and effect, Seller shall assign to Buyer any and all claims under its insurance policies by reason of such damage or destruction attributable to the Property and Buyer shall take title with the assignment of such claim or claims and subject to such damage or destruction. If there is a Casualty and Buyer does not elect to terminate this Agreement or has no right to terminate this Agreement, then, at Closing, Buyer shall be entitled to a credit against the balance of the Purchase Price due at Closing in the amount of Seller’s deductible under its applicable insurance policies less any amounts reasonably and actually expended by Seller to collect any of the insurance proceeds or to remedy any unsafe conditions at the Property or to repair or restore any damages. Seller agrees that the insurance coverage as respects the Property shall not be reduced between the date hereof and the Closing without the express written consent of Buyer. Furthermore, Seller agrees that (with respect to the assigned claims described above) Buyer shall have the opportunity to participate in all settlement negotiations in connection with the Property, and the assigned insurance claims shall not be settled or the insurance proceeds used or disbursed in any manner without, in each case, the prior written consent of Buyer. The provisions of this Paragraph 12 shall survive the Closing.
          13. Condemnation. If prior to the Closing Date, there shall be any pending condemnation or eminent domain proceeding affecting the Real Property or any filing referring to a possible taking of the Real Property or any material part thereof (other than a condemnation for the purpose of widening Saw Mill River Road, provided any such widening would not have a material adverse affect on Buyer and/or Buyer’s intended use of the Property), Buyer may at its sole discretion terminate this Agreement or close the transactions as contemplated hereunder, and (i) in the latter event, all awards or settlements under any such proceeding with respect to the Real Property, whether or not made prior to the Closing Date, shall become the property of Buyer, and (ii) in the former event, the Down Payment together with all interest earned thereon shall be returned to Buyer, and thereupon both parties shall be relieved of any further liability or obligation under this Agreement. The provisions of this Paragraph 13 shall survive the Closing.
          14. Remedies. If Buyer defaults hereunder, other than Buyer’s failure to pay to Seller the balance of the Purchase Price (subject to apportionments) on the Closing Date or to otherwise perform its obligations on the Closing Date, then Seller shall give Buyer notice thereof and Buyer shall have five (5) business days to cure the applicable default. If Buyer fails to cure such default on or prior to the fifth (5th) business day following Seller’s notice or if Buyer fails to pay the balance of the Purchase Price to Seller on the Closing Date or to perform any of its other obligations on the Closing Date, then Seller shall have the right to receive the Down Payment plus all interest accrued thereon as liquidated and agreed-upon damages. The provision herein contained for liquidated and agreed-upon damages is a bona fide provision for such and is not a penalty. The parties understand that by reason of Seller binding itself to the sale of the Property and by reason of the withdrawal of the Property from sale at a time when other parties would be interested in acquiring it, Seller will have sustained damages if Buyer defaults, which damages will not be capable of determination with mathematical precision and, therefore, as aforesaid, this provision for liquidated and agreed-upon damages has been incorporated in this Agreement as a provision beneficial to both parties. If Seller defaults hereunder, Buyer shall be entitled solely to the remedy of specific performance and if Buyer brings an action for specific performance and prevails in such action, then Seller shall be obligated to promptly thereafter reimburse Buyer for its reasonable attorneys’ fees and court cost in connection with bringing and prosecuting such action. The provisions of this Paragraph 14 shall survive the termination of this Agreement.
          15. Notices. All notices and other communications (collectively, “Notice”) given under any of the provisions of this Agreement shall be in writing and shall be delivered in person or sent by reputable overnight courier service, addressed as follows:
               (i)   If to Seller:
Millsaw Realty L.P.
One Stamford Forum
Stamford, Connecticut 06901
Attention: Edward B. Mahony
with a copy to:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: H. Hedley Stothers, Jr., Esq.

               (ii) If to Buyer:
OSI Pharmaceuticals, Inc.
41 Pinelawn Road
Melville, New York 11747
Attention: Pierre Legault
with a copy to:
OSI Pharmaceuticals, Inc.
41 Pinelawn Road
Melville, New York 11747
Attention: Barbara A. Wood, Esq.
with a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, New York 10017
Attn.: Joel Papernik, Esq.
              (iii) If to Escrow Agent:
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: H. Hedley Stothers, Jr.
          A Notice shall be deemed given on the date of receipt. A Notice may be given on behalf of a party by a party’s attorney. Seller or Buyer may designate, by not less than five (5) business days’ notice given to the other in accordance with the terms of this Paragraph 15, additional or substituted parties to whom and/or different addresses to which Notices should be sent hereunder.
          16. Brokerage. Buyer and Seller each represent and warrant to the other that other than Cushman & Wakefield, Inc. (“Broker”) neither has dealt with or negotiated with, or engaged on its own behalf or for its benefit, any other broker, finder, consultant, advisor, or professional in the capacity of a broker or finder in connection with this Agreement or the transactions contemplated hereby. Seller agrees to pay Broker any compensation due it in connection with the transaction consummated hereby, pursuant to the terms of a separate written agreement. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any broker, finder, consultant, advisor or professional in the capacity of a broker or finder, other than the Broker, engaged by or claiming to have dealt with Buyer. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any broker, finder, consultant, advisor or professional in the capacity of a broker or finder, including, without limitation, the Broker, engaged by or claiming to have dealt with Seller. The provisions of this Paragraph 16 shall survive the termination of this Agreement or the Closing.
          17. Lien of Sums Paid on Account. All sums paid on account of this Agreement, if any, and the reasonable expenses of the examination of the title to the Real Property made in connection therewith are hereby made liens on the Real Property, but such liens shall not continue after default by Buyer under this Agreement.
          18. Assignment. Buyer shall not have the right to assign this Agreement or any of its rights and obligations under this Agreement, except that Buyer may assign this Agreement and its rights hereunder to an entity affiliated with Buyer (“Buyer’s Affiliate”) at any time prior to Closing pursuant to a written agreement, executed by each of Buyer and Buyer’s Affiliate, pursuant to which Buyer assigns to Buyer’s Affiliate, and Buyer’s Affiliate assumes from Buyer, all of such rights and obligations. Buyer shall give written notice to Seller informing Seller of any such assignment, and shall annex the executed assignment and assumption agreement to such notice. From and after the date of such assignment and assumption agreement, the named Buyer herein shall be released from all liability under this Agreement. “Buyer’s Affiliate” shall mean an entity which is directly or indirectly owned by or under common ownership with Buyer. In addition, Buyer shall have the right to assign this Agreement to any successor in interest by way of merger, acquisition or sale of all or substantially all of the Buyer’s assets, provided that such successor in interest agrees to be bound by the terms of this Agreement as if it were the signing party.
          19. Buyer’s Incentives Contingency. On or before July 17, 2009 (“Buyer’s Incentives Contingency Date”), Buyer shall use good faith efforts to secure commitments for State and local third party incentives to consummate the transaction contemplated by this Agreement on terms acceptable to the Buyer. Such incentives shall consist of (i) an offer letter executed and approved by Buyer for a cash grant from the New York State Empire Development Corporation (“ESDC”); and (ii) an inducement resolution from the Westchester County Industrial Development Agency (the “Westchester IDA”) for exemptions from the payment of specified New York State and Westchester County sales and uses tax, as well as an abatement from real property taxes in the form of a Payment-in-Lieu-of-Tax (“PILOT”) Agreement, to be afforded by virtue of a contemplated straight-lease transaction between the Buyer and the Westchester IDA (the incentives in (i) and (ii) collectively referred to herein as the “Incentives Package”). In the event that Buyer does not obtain required commitments from each of ESDC and the Westchester IDA for the Incentives Package by the Buyer’s Incentives Contingency Date, Buyer may, by written notification to Seller, delivered to Seller on or before Buyer’s Incentives Contingency Date, terminate this Agreement and, thereafter, this Agreement shall be null and void and neither party shall have any further obligation to the other. In the event of any termination of this Agreement pursuant to this Paragraph 19, the Down Payment, plus accrued interest thereon, shall be delivered to Buyer.
          20. Environmental Violation/Air Permits. Seller has disclosed to Buyer that Seller has received a Notice of Noncompliance/Demand for Payment of Suspended Penalty from the New York State Department of Environmental Conservation re: DEC Case No,. R3-20070108-4, March 26, 2008 and the New York State Department of Environmental Conservation Order on Consent, Case No. R3-20070108-4, In the Matter of the Violation of Article 19 of the New York State Environmental Conservation Law by Millsaw Realty, L.P. (the “Environmental Violation”) for failure to register in the name of Seller the transfer of the air permit (the “Power House Air Permit”) for the boilers in the Power House on the Property and for failure to correct the Environmental Violation in accordance with the aforesaid Order on Consent. As of the date of this Agreement, Seller is actively undertaking the correction of the Environmental Violation by engaging a consultant, Malcolm Pirnie (“Seller’s Consultant”), to file, on behalf of Seller, an application for a Registration (“Registration”), in lieu of the Power House Air Permit (which Registration will also include the boilers in Building 444 on the Property covered by a separate air permit (the “Building 444 Air Permit;” the Power House Air Permit and the Building 444 Air Permit being hereinafter collectively referred to as the “Permits”)), with the appropriate governmental authorities for the equipment and facilities covered by the Permits. As soon as practicable after the date of this Agreement, Seller shall cause Seller’s Consultant to finalize and file the application for the Registration with the appropriate governmental authorities and, thereafter, Seller shall take (and shall cause Seller’s Consultant to take) all actions and steps reasonably necessary to cause the issuance of the Registration as soon as practicable. During the process of filing the application for, and obtaining, the Registration, Seller and Seller’s Consultant shall keep Buyer and Buyer’s advisors in connection with this matter reasonably informed of their progress in obtaining the Registration.
          If, on the Closing Date, the Registration has not been obtained, Buyer shall proceed with the Closing and, from and after the Closing Date, Seller shall remain obligated to pursue as aforesaid obtaining the Registration. All costs and expenses relating to Seller’s obligations to obtain the Registration, whether incurred prior to or after the Closing, shall be for the sole account of Seller. If, on the Closing Date, the Registration has not been obtained, Seller agrees that One Hundred Thousand and no/100 Dollars ($100,000) (the “Holdback”) of the Down Payment shall remain in escrow with the Escrow Agent until the Escrow Agent receives written direction signed by Seller and Buyer to release the Holdback in accordance with such direction. The Holdback shall be released to Seller, in full, if Seller obtains the Registration and satisfies the indemnification obligations to Buyer pursuant to this Paragraph 20. The Holdback shall be released to Buyer to the extent necessary to cover any indemnification obligations of Seller to Buyer, pursuant to this Paragraph 20, which are not satisfied by Seller, and any portion of the Holdback remaining thereafter shall be released to Seller.
          Seller covenants and agrees, at its sole cost and expense, to indemnify, defend (at administrative, trial and appellate levels) and hold Buyer harmless from and against any and all damages, liens, losses, liabilities, obligations, settlements, payments, penalties, assessments, citations, directives, claims, litigation, demands, judgments, suits, proceedings, costs, fees, fines, penalties or expenses of any kind or of any nature whatsoever (including without limitation attorneys’, consultants’ and experts’ fees and disbursements) which may at any time be imposed upon, incurred by or asserted against the Buyer and that arise, directly or indirectly, from or out of the actual or alleged past or present non-compliance or violation of federal, state or local laws or regulations (including but not limited to permits or registrations) relating to air emissions at or from the operations or equipment covered by the Permits at any time with respect to the period prior to the issuance of the Registration and incurred by Buyer after the Closing, including without limitation the Environmental Violation. Notwithstanding the foregoing, this indemnity shall not include consequential damages and shall not pertain to any non-compliance or violation of law relating to air emissions at or from the Property or operations or equipment thereon that arise from any equipment installed by Buyer or any modifications to existing equipment at the Property by Buyer or any increase in emissions caused by Buyer beyond the emissions of Seller immediately prior to Closing.
          The obligations set forth in this Paragraph 20 shall survive the Closing and the execution and delivery of the deed of conveyance of the Property.
          21. Miscellaneous.
               (a) This Agreement and the Schedules hereto contain the entire agreement of the parties in respect to the transactions contemplated hereby, and no change, modification or waiver of any provisions hereof will be valid unless in writing, signed by the party to be bound, except that the attorney for any party may bind his or her client in writing as to a change in the date of Closing.
               (b) This Agreement will be binding upon, inure to the benefit of and be enforceable against the parties’ respective successors and assigns.
               (c) The terms “herein”, “hereof”, “hereunder”, and words of similar import mean and refer to this Agreement as a whole and not merely to the specific section or Section in which the respective word appears unless expressly so stated.
               (d) This Agreement shall have no binding effect whatsoever upon Buyer or Seller until Buyer, Seller and Escrow Agent shall have executed the same and delivered executed counterparts hereof to each other.
               (e) If any provision of this Agreement is invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
               (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature.

               (g) The captions of individual sections are for convenience of reference only and shall not affect the construction to be given to any provision hereof.
               (h) This Agreement contains all of the terms agreed upon between Seller and Buyer with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Buyer are merged into this Agreement.
               (i) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to conflict of laws principles thereof.
               (j) The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto.
               (k) No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
               (l) Wherever in this Agreement the term “Seller’s knowledge” or words to that effect are used, such term shall mean the current actual (as opposed to constructive, imputed or implied) knowledge solely of Diana Lenkowsky, without duty of investigation, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller. Notwithstanding the foregoing, Diana Lenkowsky shall have no personal liability for any of the representations, warranties or obligations of Seller under this Agreement.

          SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

MILLSAW REALTY L.P.

By: Millsaw Realty Inc., its general partner

By:	/s/ Edward B. Mahony Name: Edward B. Mahony
Title: Vice President

BUYER:

OSI PHARMACEUTICALS, INC.

By:	/s/ Colin Goddard Name: Colin Goddard
Title: CEO
ESCROW AGENT (as to Section 3):
CHADBOURNE & PARKE LLP

By:	/s/ H. Hedley Stothers, Jr. Name: H. Hedley Stothers, Jr.
Title: Partner

Schedule A
Description of Land

PARCEL I
The Unit designated and described as Unit No. 1 (hereinafter referred to as the “Unit”) in the Declaration (hereinafter referred to as the “Declaration”) establishing the ARDSLEY PARK CONDOMINIUM (hereinafter referred to as the “Condominium” or the “Property”), made by the Declarant named therein under the Condominium Act of the State of New York (Article 9-B of the Real Property Law of the State of New York), dated October 9, 1998 recorded in the Office of the Westchester County Clerk, Division of Land Records, New York, on October 9, 1998 in Liber 12133 page 138 and designated as Vol 8 Section 33, Sheet 49A, Lot 100 B on the Tax Map of the Town of Greenburgh and on the Floor Plans (hereinafter referred to as the “Floor Plans”) of the buildings located on the Property, certified by Dennis Noskin Architects PC, dated July 27, 1998 and redated August 3, 1998 and filed in the Office of the Westchester County Clerk, Division of Land Records on October 9, 1998 as Map No. 26239.
TOGETHER with a proportionate undivided 20.21 percent interest in the Common Elements of the Property, as described in the Declaration.
THE land area of the Property and the location of the buildings in which the aforesaid Unit is located is described as follows:
ALL That certain piece or parcel of land located in The Town of Greenburgh, Westchester County, NY said piece or parcel being designated as Lot No. 1 on Subdivision of Filed Map No. 25869, prepared for Ardsley Partners, L.P. and Purdue Pharma, L.P., by Charles Riley, Land Surveyor, Filed in Westchester County Division of Land Records on June 18, 1998 as Map No. 26185, said piece or parcel being more particularly described as follows:
BEGINNING at a point on the easterly side of Saw Mill River Road at the dividing line between Lots 1 and 2 as shown on Filed Map No. 26185;
RUNNING THENCE along the easterly side of Saw Mill River Road the following three (3) courses and distances:
1. North 2 degrees 16 minutes 50 seconds East, a distance of 244.69 feet;
2. North 10 degrees 51 minutes 20 seconds East, a distance of 586.29 feet and
3. North 10 degrees 27 minutes 53 seconds East, a distance of 500.64 feet;
RUNNING THENCE over and across land now or formerly of Ardsley Partners, L.P., South 86 degrees 48 minutes 27 seconds East a distance of 426.38 feet and in the arc of a curve to the left having a radius of 85.10 feet, a distance of 93.85 feet to the westerly side of the New York State Thruway;

RUNNING THENCE along the last mentioned the following four (4) courses and distances:
1. In the arc of a curve to the left having a radius of 3,180 feet, a distance of 128.81 feet;
2. South 82 degrees 20 minutes 00 seconds East, a distance of 57.17 feet;
3. In the arc of a curve to the left having a radius of 3,125.00 feet, a distance of 840.30 feet and;
4. South 23 degrees 43 minutes 39 seconds East, a distance of 453.62 feet to the dividing line between Lots 1 and 2 as shown on Filed Map No. 26185;
RUNNING THENCE along the last mentioned dividing line the following nine (9) courses and distances:
1. South 90 degrees 00 minutes 00 seconds West, a distance of 303.68 feet;
2. South 30 degrees 41 minutes 00 seconds West, a distance of 206.94 feet;
3. In the arc of a curve to the right having a radius of 255.00 feet, a distance of 292.00 feet;
4. North 2 degrees 00 minutes 00 seconds East, a distance of 146.39 feet;
5. North 79 degrees 10 minutes 00 seconds West, a distance of 242.70 feet;
6. South 10 degrees 50 minutes 00 seconds West, a distance of 245.00 feet;
7. North 79 degrees 10 minutes 00 seconds West, a distance of 124.00 feet;
8. South 10 degrees 50 minutes 00 seconds West, a distance of 56.00 feet; and
9. North 79 degrees 10 minutes 00 seconds West, a distance of 243.40 feet to the point or place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P., recorded 07/06/04 in Control No. 441600575.
PARCEL II (Unit 2)
THE UNIT designated and described as Unit No. 2 (hereinafter referred to as the “Unit”) in the Declaration (hereinafter referred to as the “Declaration”) establishing the ARDSLEY PARK CONDOMINIUM (hereinafter referred to as the “Condominium” or the “Property”), made by the Declarant named therein under the Condominium Act of the State of New York, dated October

9, 1998 recorded in the Office of the Westchester County Clerk, Division of Land Records, New York, on October 9, 1998, in Liber 12133 page 138 and designated as Vol. 8, Section 33, Sheet 49A, Lot 100B on the Tax Map of the Town of Greenburgh and on the Floor Plans (hereinafter referred to as the “Floor Plans”) of the buildings located on the Property, certified by Dennis Noskin Architects PC, dated July 27, 1998 and redated August 3, 1998 and filed in the Office of the Westchester County Clerk, Division of Land Records on October 9, 1998 as Map No. 26239.
TOGETHER with a proportionate undivided 15.93 percent interest in the Common Elements of the Property, as described in the Declaration.
THE land area of the Property and the location of the buildings in which the aforesaid Unit is located is described as follows:
ALL that certain piece or parcel of land located in The Town of Greenburgh, Westchester County, N.Y. said piece or parcel being designated as Lot No. 1 on Subdivision of Filed Map No. 25869, prepared for Ardsley Partners, L.P. and Purdue Pharma, L.P., by Charles Riley, Land Surveyor, Filed in Westchester County Division of Land Records on June 18, 1998 as Map No. 26185; said piece or parcel being more particularly described as follows:
BEGINNING at a point on the easterly side of Saw Mill River Road at the dividing line between Lots 1 and 2 as shown on Filed Map No. 26185;
RUNNING THENCE along the easterly side of Saw Mill River Road the following three (3) courses and distances:
1. North 2 degrees 16 minutes 50 seconds East, a distance of 244.69 feet;
2. North 10 degrees 51 minutes 20 seconds East, a distance of 586.29 feet and
3. North 10 degrees 27 minutes 53 seconds East, a distance of 500.64 feet;
RUNNING THENCE over and across land now or formerly of Ardsley Partners, L.P. South 86 degrees 48 minutes 27 seconds East, a distance of 426.38 feet and in the arc of a curve to the left having a radius of 85.10 feet, a distance of 93.85 feet to the westerly side of New York State Thruway;
RUNNING THENCE along the last mentioned the following four (4) courses and distances:
1. In the arc of a curve to the left having a radius of 3,180 feet, a distance of 128.81 feet;
2. South 82 degrees 20 minutes 00 seconds East, a distance of 57.17 feet;
3. In the arc of a curve to the left having a radius of 3,125.00 feet, a distance of 840.30 feet and

4. South 23 degrees 43 minutes 39 seconds East, a distance of 453.62 feet to the dividing line between Lots 1 and 2 as shown on Filed Map No. 26185;
RUNNING THENCE along the last mentioned dividing line the following nine (9) courses and distances:
1. South 90 degrees 00 minutes 00 seconds West, a distance of 303.68 feet;
2. South 30 degrees 41 minutes 00 seconds West, a distance of 206.94 feet;
3. In the arc of a curve to the right having a radius of 255.00 feet, a distance of 292.00;
4. North 2 degrees 00 minutes 00 seconds East, a distance of 146.39 feet;
5. North 79 degrees 10 minutes 00 seconds West, a distance of 242.70 feet;
6. South 10 degrees 50 minutes 00 seconds West, a distance of 245.00 feet;
7. North 79 degrees 10 minutes 00 seconds West, a distance of 124.00 feet;
8. South 10 degrees 50 minutes 00 seconds West, a distance of 56.00 feet and
9. North 79 degrees 10 minutes 00 seconds West, a distance of 243.40 feet to the point or place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P., recorded 07/06/04 in Control No. 441600575.
PARCEL III (Unit 3)
THE UNIT designated and described as Unit No. 3 (hereinafter referred to as the “Unit”) in the Declaration (hereinafter referred to as the “Declaration”) establishing the ARDSLEY PARK CONDOMINIUM (hereinafter referred to as the “Condominium” or the “Property”), made by the Declarant named therein under the Condominium Act of the State of New York (Article 9-B of the Real Property Law of the State of New York), dated October 9, 1998 recorded in the Office of the Westchester County Clerk, Division of Land Records, New York, on October 9, 1998 in Liber 12133 page 138 as designated as Vol. 8, Section 33, Sheet 49A, Lot 100 B on the Tax Map of the Town of Greenburgh and on the Floor Plans (hereinafter referred to as the “Floor Plans”) of the buildings located on the Property, certified by Dennis Noskin Architects PC, dated July 27, 1998 and redated August 3, 1998 and filed in the Office of the Westchester County Clerk, Division of Land Records on October 9, 1998 as Map No. 26239.

TOGETHER with a proportionate undivided 36.29 percent interest in the Common Elements of the Property, as described in the Declaration.
THE land area of the Property and the location of the buildings in which the aforesaid Unit is located is described as follows:
ALL that certain piece or parcel of land located in the Town of Greenburgh, Westchester County, NY said piece or parcel being described as Lot No. 1 on Subdivision of Filed Map No. 25869, prepared for Ardsley Partners, L.P., and Purdue Pharma, L.P., by Charles Riley, Land Surveyor, filed in Westchester County Division of Land Records on June 18, 1998 as Map No. 26185; said piece or parcel being more particularly described as follows:
BEGINNING at a point on the easterly side of Saw Mill River Road at the dividing line between Lots 1 and 2 as shown on filed Map No. 26185;
RUNNING THENCE along the easterly side of Saw Mill River Road the following three (3) courses and distances:
1. North 2 degrees 16 minutes 50 seconds East, a distance of 244.69 feet;
2. North 10 degrees 51 minutes 20 seconds East, a distance of 586.29 feet and;
3. North 10 degrees 27 minutes 53 seconds East, a distance of 500.64 feet;
RUNNING THENCE over and across land now or formerly of Ardsley Partners, L.P., South 86 degrees 48 minutes 27 seconds East a distance of 426.38 feet and in the arc of a curve to the left having a radius of 85.10 feet a distance of 93.85 feet to the westerly side of the New York State Thruway;
RUNNING THENCE along the last mentioned the following four (4) courses and distances:
1. In the arc of a curve to the left having a radius of 3,180 feet, a distance of 128.81 feet;
2. South 82 degrees 20 minutes 00 seconds East, a distance of 57.17 feet;
3. In the arc of a curve to the left having a radius of 3,125.00 feet, a distance of 840.30 feet and;
4. South 23 degrees 43 minutes 39 seconds East, a distance of 453.62 feet to the dividing line between Lots 1 and 2 as shown on filed Map No. 26185;
RUNNING THENCE along the last mentioned dividing line the following nine (9) courses and distances:
1. South 90 degrees 00 minutes 00 seconds West, a distance of 303.68 feet;

2. South 30 degrees 41 minutes 00 seconds West, a distance of 206.94 feet;
3. In the arc of a curve to the right having a radius of 255.10 feet, a distance of 292.00 feet;
4. North 2 degrees 00 minutes 00 seconds East, a distance of 146.39 feet;
5. North 79 degrees 10 minutes 00 seconds West, a distance of 242.70 feet;
6. South 10 degrees 50 minutes 00 seconds West, a distance of 245.00 feet;
7. North 79 degrees 10 minutes 00 seconds West, a distance of 124.00 feet;
8. South 10 degrees 50 minutes 00 seconds West, a distance of 56.00 feet and;
9. North 79 degrees 10 minutes 00 seconds West, a distance of 243.40 feet to the point or place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P., recorded 07/06/04 in Control No. 441600575.
PARCEL IV
THE UNIT designated and described as Unit No. 4 (hereinafter referred to as the “Unit”) in the Declaration (hereinafter referred to as the “Declaration”) establishing the ARDSLEY PARK CONDOMINIUM (hereinafter referred to as the “Condominium” or the “Property”), made by the Declarant named therein under the Condominium Act of the State of New York (Article 9-B of the Real Property Law of the State of New York), dated October 9, 1998 recorded in the Office of the Westchester County Clerk, Division of Land Records, New York, on October 9, 1998, in Liber 12133 page 138 and designated as Vol 8, Section 33, Sheet 49A, Lot 100 B on the Tax Map Of the Town of Greenburgh and on the Floor Plans (hereinafter referred to as the “Floor Plans”) of the buildings located on the Property, certified by Dennis Noskin Architects PC, dated July 27, 1998 and redated August 3, 1998 and filed in The Office of the Westchester County Clerk, Division of Land Records on October 9, 1998 as Map No. 26239;
TOGETHER with a proportionate undivided 27.57 percent interest in the Common Elements of the Property, as described in the Declaration.
THE land area of the Property and the location of the buildings in which the aforesaid Unit is located is described as follows:
ALL that certain piece or parcel of land located in the Town of Greenburgh, Westchester County, NY said piece or parcel being designated as Lot No. 1 on Subdivision of Filed Map No. 25869, prepared for Ardsley Partners, L.P., and Purdue Pharma, L.P., by Charles Riley, Land

Surveyor, filed in Westchester County Division of Land Records on June 18, 1998 as Map No. 26185; said piece or parcel being more particularly described as follows:
BEGINNING at a point on the easterly side of Saw Mill River Road at the dividing line between Lots 1 and 2 as shown on filed Map No. 26185;
RUNNING THENCE along the easterly side of Saw Mill River Road the following three (3) courses and distances:
1. North 2 degrees 16 minutes 50 seconds East, a distance of 244.69 feet;
2. North 10 degrees 51 minutes 20 seconds East, a distance of 586.29 feet and;
3. North 10 degrees 27 minutes 53 seconds East, a distance of 500.64 feet;
RUNNING THENCE over and across land now or formerly of Ardsley Partners, L.P., South 86 degrees 48 minutes 27 seconds East, a distance of 426.38 feet and in the arc of a curve to the left having a radius of 85.10 feet, a distance of 93.85 feet to the westerly side of the New York State Thruway;
RUNNING THENCE along the last mentioned the following four (4) courses and distances:
1. In the arc of a curve to the left having a radius of 3,180 feet, a distance of 128.81 feet;
2. South 82 degrees 20 minutes 00 seconds East, a distance of 57.17 feet;
3. In the arc of a curve to the left having a radius of 3,125.00 feet, a distance of 840.30 feet and;
4. South 23 degrees 43 minutes 39 seconds East, a distance of 453.62 feet to the dividing line between Lots 1 and 2 as shown on filed Map No. 26185;
RUNNING THENCE along the last mentioned dividing line the following nine (9) courses and distances:
1. South 90 degrees 00 minutes 00 seconds West, a distance of 303.68 feet;
2. South 30 degrees 41 minutes 00 seconds West, a distance of 206.94 feet;
3. In the arc of a curve to the right having a radius of 255.00 feet, a distance of 292.00 feet;
4. North 2 degrees 00 minutes 00 seconds East, a distance of 146.39 feet;
5. North 79 degrees 10 minutes 00 seconds West, a distance of 242.70 feet;
6. South 10 degrees 50 minutes 00 seconds West, a distance of 245.00 feet;

7. North 79 degrees 10 minutes 00 seconds West, a distance of 124.00 feet;
8. South 10 degrees 50 minutes 00 seconds West, a distance of 56.00 feet; and
9. North 79 degrees 10 minutes 00 seconds West, a distance of 243.40 feet to the point or place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P., recorded 07/06/04 in Control No. 441600575.
PARCEL V (Tax Lot P-102, 444 Saw Mill River Rd):
ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Greenburgh, County of Westchester and State of New York, bounded and described as follows:
BEGINNING at a point in the southeasterly side of Saw Mill River Road adjoining the northwest corner of land of the Westchester Hills Cemetery;
RUNNING THENCE along said land and along the remains of an old stone wall the following courses and distances;
South 75 degrees 38 minutes 20 seconds East 63.80 feet;

South 76 degrees 31 minutes 30 seconds East 154.26 feet;

South 78 degrees 03 minutes 00 seconds East 225 feet;

South 79 degrees 55 minutes 53 seconds East 42.78 feet;

South 76 degrees 09 minutes 39 seconds East 133.08 feet;

South 76 degrees 10 minutes 30 seconds East 237.76 feet to a point;
RUNNING THENCE along other lands now or formerly of Ardsley Partners, L.P. the following courses and distances:
North 0 degrees 05 minutes 00 seconds West 376.72 feet;
Westerly and northerly on a curve to the right having a radius of 255.00 feet a central angle of 65 degrees 36 minutes 33 seconds a distance of 292.00 feet;
North 2 degrees 00 minutes 00 seconds East 146.39 feet;

North 79 degrees 10 minutes 00 seconds West 242.70 feet;

South 10 degrees 50 minutes 00 seconds West 245.00 feet;

North 79 degrees 10 minutes 00 seconds West 124.00 feet;

South 10 degrees 50 minutes 00 seconds West 56.00 feet and;

RUNNING THENCE on a course North 79 degrees 10 minutes 0 seconds West 243.40 feet to the southeasterly side of Saw Mill River Road;
RUNNING THENCE along the same, South 2 degrees 16 minutes 50 seconds West 103.00 feet; and
THENCE continuing along said side of Saw Mill River Road in a southwesterly direction on a curve to the right having a radius of 1551.78 feet, a central angle of 10 degrees 31 minutes 00 seconds, a distance of 284.83 feet to the point and place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P, recorded 07/06/04 in Control No. 441600575.
PARCEL VI (Tax Lot P-103, 460 Saw Mill River Rd):
ALL that certain plot, piece or parcel of land situate, lying and being in the Town of Greenburgh, County of Westchester and State of New York, being bounded and described as follows:
BEGINNING at a point on the westerly side of The New York State Thruway at the dividing line between land now or formerly of Mount Hope Cemetery on the south and land now or formerly of Ardsley Partners L.P. on the north;
RUNNING THENCE along said dividing line the following eleven (11) courses and distances:
1. North 75 degrees 01 minutes 10 seconds West, a distance of 48.07 feet;

2. North 87 degrees 01 minutes 10 seconds West, a distance of 69.00 feet;

3. North 63 degrees 46 minutes 10 seconds West, a distance of 61.00 feet;

4. North 51 degrees 46 minutes 10 seconds West, a distance of 164.00 feet;

5. North 53 degrees 16 minutes 10 seconds West, a distance of 43.00 feet;

6. North 49 degrees 05 minutes 30 seconds West, a distance of 42.50 feet;

7. North 81 degrees 24 minutes 30 seconds West, a distance of 77.00 feet;

8. North 88 degrees 50 minutes 30 seconds West, a distance of 121.00 feet;

9. North 84 degrees 20 minutes 30 seconds West, a distance of 136.10 feet;

10. Due North a distance of 18.72 feet; and

11. North 76 degrees 10 minutes 30 seconds West, a distance of 59.71 feet;
RUNNING THENCE over and across land now or formerly of Ardsley Partners, L.P. the following three (3) courses and distances:
1. North 0 degrees 05 minutes 00 seconds West, a distance of 376.72 feet;

2. North 30 degrees 41 minutes 00 seconds East, a distance of 206.94 feet;

3. North 90 degrees 00 minutes 00 seconds East, a distance of 303.68 feet to the westerly side of The New York State Thruway;

RUNNING THENCE along the last mentioned South 23 degrees 43 minutes 39 seconds East, a distance of 863.00 feet to the point or place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P, Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc., and Purdue Pharma, L.P., recorded 07/06/04 in Control No. 441600575.
THE ABOVE PARCELS V AND VI WHEN COMBINED ARE ALSO BOUNDED AND DESCRIBED BY THE FOLLOWING PERIMETER DESCRIPTION:
BEGINNING at a point in the southeasterly side of Saw Mill River Road adjoining the northwest corner of land of the Westchester Hills Cemetery;
RUNNING THENCE along said land and along the remains of an old stone wall the following courses and distances:
South 75 degrees 38 minutes 20 seconds East 63.80 feet;

South 76 degrees 31 minutes 30 seconds East 154.26 feet;

South 78 degrees 03 minutes 00 seconds East 225 feet;

South 79 degrees 55 minutes 53 seconds East 42.78 feet;

South 76 degrees 09 minutes 39 seconds East 133.08 feet;

South 76 degrees 10 minutes 30 seconds East 297.47 feet to a point;
Due South a distance of 18.72 feet and;
South 84 degrees 20 minutes 30 seconds East, a distance of 136.10 feet;

South 88 degrees 50 minutes 30 seconds East, a distance of 121.00 feet;

North 81 degrees 24 minutes 30 seconds East, a distance of 77.00 feet;

South 49 degrees 05 minutes 30 seconds East , a distance of 42.50 feet;

South 53 degrees 16 minutes 10 seconds East, a distance of 43.00 feet;

South 51 degrees 46 minutes 10 seconds East, a distance of 164.00 feet;

South 63 degrees 46 minutes 10 seconds East, a distance of 61.00 feet;

South 87 degrees 01 minutes 10 seconds East, a distance of 69.00 feet; and

South 75 degrees 01 minutes 10 seconds East, a distance of 48.07 feet to a point on the westerly side of the lands of The New York State Thruway;
RUNNING THENCE along the last mentioned lands North 23 degrees 43 minutes 39 seconds West a distance of 863.00 feet to a point;
THENCE RUNNING the following courses and distances:
South 90 degrees 00 minutes 00 seconds West 303.68 feet;

South 30 degrees 41 minutes 00 seconds West 206.94 feet;

Westerly and northerly on a curve to the right having a radius of 255.00 feet a central angle of 65 degrees 36 minutes 33 seconds a distance of 292.00 feet;

North 2 degrees 00 minutes 00 seconds East 146.39 feet;

North 79 degrees 10 minutes 00 seconds West 242.70 feet;

South 10 degrees 50 minutes 00 seconds West 245.00 feet;

North 79 degrees 10 minutes 00 seconds West 124.00 feet;

South 10 degrees 50 minutes 00 seconds West 56.00 feet and;
RUNNING THENCE on a course North 79 degrees 10 minutes 0 seconds West 243.40 feet to the southeasterly side of Saw Mill River Road;
RUNNING THENCE along the same, South 2 degrees 16 minutes 50 seconds West 103.00 feet; and
THENCE continuing along said side of Saw Mill River Road in a southwesterly direction on a curve to the right having a radius of 1551.78 feet, a central angle of 10 degrees 31 minutes 00 seconds, a distance of 284.83 feet to the point and place of BEGINNING.
TOGETHER WITH THE BENEFITS & SUBJECT TO THE BURDENS OF A CERTAIN Declaration of Easements, Covenants and Restrictions dated 12/15/2003 made by Ardsley Partners, IV, L.P., Ardsley Partners III L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc. and Purdue Pharma, L.P., recorded 7/9/04 in Control No. 411600575.
TOGETHER WITH a quitclaim by Seller to Buyer of all of Seller’s right, title and interest, if any, in and to a perimeter description of the above-described premises to be prepared by Riley Land Surveyors LLP prior to Closing.

Schedule B
Leases

1. Agreement of Lease, dated August 31, 2003, by and between Ardsley Partners, L.P. and Keenan Marine Insurance Agency, LLC.
2. Agreement of Lease, dated November 1997, between Ardsley Partners, L.P. and G.C. Environmental, Inc., as amended by First Amendment, dated November 12, 1998, Second Amendment, dated December 9, 1998, Fourth Amendment, dated March 29, 2004; and Fifth Amendment to Lease, dated January 9, 2009 between Millsaw Realty, L.P. and G.C. Environmental, Inc.
3. Lease Agreement, dated May 16, 1997, between Ardsley Partners, L.P. and General Phosphorix Corp., amended by Modification to Lease Agreement, dated April 30, 2004. Surrender Agreement, dated December 11, 2007, by and between Purdue Pharma, L.P. and General Phosphorix, LLC.*
4. Agreement of Lease, dated February 27, 2003, between Ardsley Partners, LP and Paxxon Health Services.
5. Agreement of Lease, dated May, 2003, between Ardsley Partners, LP and Cecile Fray, M.D.
6. Agreement of Lease, dated February 27, 2003 between Ardsley Partners LP and DML Solutions.
7. Agreement of Lease, dated September 30, 2003, between Ardsley Partners, LP and Dolphin Construction Corp.
8. Lease, dated June 26, 1997, between Ardsley Partners, L.P. and New York SMSA Limited Partnership; First Amendment, dated January 14, 1998; License Supplement, March 31, 1999.
9. License Agreement, dated May 7, 1998, between New York SMSA Limited Partnership, and Sprint Spectrum.
10. License Supplement, dated March 31,1999, between New York SMSA Limited Partnership and Nextel of New York, Inc.
11. Lease, dated March 1, 2005, between Millsaw Realty, L.P. and Policy Administration Solutions, Inc.
12. Lease, dated December 10, 2004, between Purdue Pharma, L.P. and Supresta, LLC.
13. Lab Lease Guaranty, dated December 10, 2004, made by Supresta Holdings, LLC in favor of Purdue Pharma, L.P.
14. Lease, dated December 10, 2004, between Purdue Pharma, L.P. and Supresta, LLC.
15. Office Lease Guaranty, dated December 10, 2004, made by Supresta, LLC in favor of Purdue Pharma, L.P.

16. Assignment and Assumption of Lease, dated as of July 16, 2008, between Purdue Pharma L.P., as assignor, and Millsaw Realty L.P., as assignee, pursuant to which the Leases described in item 12 and item 14 were assigned to Millsaw Realty L.P.

*	Seller has allowed General Phosphorix, LLC to remain on a month-to-month basis.

Schedule C
Condominium Description
Unit No. 1
Unit No. 2
Unit No. 3
Unit No. 4
Common Elements,
all as more fully described in Schedule A

Schedule D
intentionally omitted

Schedule E
Contracts

Schedule E

Status	Supplier Name	BLG	From	To
Current	PowerSupply Coordination® Service Agreement New York Fixed PTG, dated February 13, 2009 between Direct Energy Business LLC and Millsaw Realty, L.P.	Powerhouse	Meter read(s) April 2009	Meter read(s) April 2010

Current	Natural Gas Sales Agreement – Interruptible Service, dated April 14, 2008, between Davis Marcus Management, Inc. As agent for Purdue Pharma, L.P. and Plymouth Rock Energy, LLC.	Powerhouse	5/1/08	4/30/11

Current	Master Services Agreement, dated March 15, 2009, between Millsaw Realty, L.P. and DP Wolff Inc.		3/15/09	3/14/11

Current	Statement of Work #1, to Master Services Agreement Between Millsaw Realty, L.P. and D.P. Wolff Inc., dated March 15, 2009 between Millsaw Realty L.P. and D.P. Wolff Inc.	420	3/15/09	3/14/11

Current	Statement of Work #2, to Master Services Agreement Between Millsaw Realty, L.P. and D.P. Wolff Inc., dated March 15, 2009 between Millsaw Realty L.P. and D.P. Wolff Inc.	430	3/15/09	3/14/11

Current	Otis Service Agreement dated 4/6/2009, between Millsaw Realty, L.P. and Otis Elevator Company	Park	4/14/09	5 years

Current	Landscaping Maintenance Contract, dated April 1, 2008, between Davis Marcus Company and Colonial Landscaping, Inc.	Park	4/1/08	11/30/09

Current	Services Agreement, dated March 1, 2009, between Millsaw Realty L.P. and Trane U.S., Inc.	Powerhouse	3/1/09	2/28/10

Status	Supplier Name	BLG	From	To
Current	Vendor Agreement, dated 1 MAR 2009, between Millsaw Realty, L.P. and Guardian Engineering Services LLC.	Powerhouse	3/1/09	2/28/10

*Current	Natural Gas Sales Agreement – Firm Service, dated 4/24/2009, between Davis Marcus Partners Management Inc. as Agent for Purdue Pharma and Plymouth Rock Energy, LLC.	444	5/1/09	4/30/10

*Current	Natural Gas Sales Agreement – Firm Service, dated 4/24/2009, between Davis Marcus Partners Management Inc. as Agent for Purdue Pharma and Plymouth Rock Energy, LLC.	420	5/1/09	4/30/10

Month to Month	Service Agreement, dated 1 July 2005, between Millsaw Realty, L.P. and Skyscraper Service Company	410,420,Cafeteria and Security Area 430 440	7/1/05	Unknown

Month to Month	Service Agreement, dated 1 January 2005, between Millsaw Realty, L.P. and J. C. Ehrlich Company, Inc.	Park	1/1/05	12/31/05

Month to Month	Service Agreement, dated 1 January 2005, between Millsaw Realty, L.P., and Fire Systems, Inc.	Park	1/1/05	12/30/05

Month to Month	Service Agreement, dated 1 January 2005, between Millsaw Realty. L.P. acting by and through its agent Davis Management Corporation and Safeguard Environmental Services Corp.	Park	1/1/05	12/31/06

Month to Month	Service Contractor Agreement, dated 1 January 2005, between Millsaw Realty, L.P. and Waste Management	Park	1/1/05	Unknown

Status	Supplier Name	BLG	From	To
Expired	Service Contractor Agreement, dated 10 July 2006, between Purdue Pharma L.P. by and through its agent Davis Marcus Management, Inc. and SSC, Inc. – Security Solutions Company	Park	5/10/06	5/9/07

Expired	Service Contractor Agreement, dated 24 November 2003, between Millsaw Realty, L.P. and Scarsdale Security Systems, Inc.	Park	12/15/03	12/31/04

Expired	Service Contractor Agreement, dated 4 December 2003, between Millsaw Realty, L.P. and Shades of Green	Park	1/1/03	12/31/04

*	These documents remain unsigned

Schedule F
Security Deposits

Lease Deposit Report with LOC Information

Primary Suite	Name	Deposit Balance	Letter Of Credit Amount
	410 Saw Mill River Road

140	Dolphin Construction Corp.	3,254.16

1020	Cecile Fray, MD	1,733.33

1025	Keenan Marine Insurance Agency	600.00

2010	GC Environmental, Inc.	10,142.00

2020	Policy Administration Solutions	3,675.00

2050	Paxxon Healthcare Services Inc.	10,591.66

2063	DML Solutions	3,435.66

	420 Saw Mill River Road

	Supresta	—	146,875.00	(1)

	430 Saw Mill River Road

	Supresta	—	242,200.00	(1)

	TOTAL	33,431.81	389,075.00

(1)	The Supresta lease (article 15) requires a security deposit in cash or letter of credit. The letters of credit have expired. Owner is currently requesting updated / current LOC.

Schedule G
Environmental Reports
Phase 1 and Phase 2

Schedule G
Environmental Phase 1 and Phase 2 Assessments
Phase 1 Environmental Site Assessment
Purdue Pharma LP
Ardsley, New York
23 December 2005
Buildings 420, 444, 460
Prepared by: Environmental Resources Management
Phase 1 Environmental Site Assessment
Ardsley Park Science & Technology Center
Ardsley Condominium
Sawmill River Road
Ardsley, New York
October 2005
Buildings 410, 430, 440, 426 (Cafeteria), 438 (Powerhouse)
Prepared by: Malcolm Pirnie
Phase 1 and Phase 2 Environmental Site Assessment
Ardsley Condominium at Ardsley Park
Sawmill River Road
Ardsley, New York
November, 2003
Buildings 410, 430, 440, 426 (cafeteria), 438 (Powerhouse)
Prepared by: Malcolm Pirnie
Phase 1 Environmental Site Assessment
Ciba-Geigy Corporation
Ardsley, New York Facility
August 1994
Buildings OB-1 (410), OB-2 (420), 450 (no longer part of the Park), D&A Building (460), MR-1 and
MR-2 (444), LS-1 (440), LS-2 (430), Cafeteria and Powerhouse
Prepared by: O’Brien & Gere Engineers, Inc.

Schedule H
Property Insurance Coverage

	Building	Machinery &
Location	& Improvements	Equipment	TOTAL
Ardsley Science Park, 460 Saw Mill River Rd., Ardsley, NY	$7,100,000	$—	$7,100,000
Ardsley Science Park, 420 Saw Mill River Rd., Ardsley, NY	$8,200,000	$—	$8,200,000
Ardsley Science Park, 444 Saw Mill River Rd., Ardsley, NY	$24,100,000	$—	$24,100,000
Ardsley Science Park, 430 Saw Mill River Rd., Ardsley, NY	$13,100,000	$—	$13,100,000
Ardsley Science Park, 440 Saw Mill River Rd., Ardsley, NY	$8,200,000	$—	$8,200,000
Ardsley Science Pk., 410 Saw Mill River Rd., Ardsley, NY	$9,700,000	$—	$9,700,000
Cafeteria	$1,900,000	$—	$1,900,000
Powerhouse, 438 Saw Mill River Rd, Ardsley, NY	$2,000,000	$12,000,000	$14,000,000
TOTAL	$74,300,000	$12,000,000	$86,300,000

Schedule I
Warranties

Schedule I
Warranties

Warranty	Building	Term	Commencement Date
Carlisle Golden Seal Total Roofing System Warranty	Building 420	15 years	4/18/2002
Red Shield Warranty Roofing System Limited Warranty	Building 430	15 years	6/8/2007
Red Shield Warranty Roofing System Limited Warranty	Building 460	15 years	12/16/1998
Red Shield Warranty Roofing System Limited Warranty	Building 444	15 years	5/12/98

Schedule J
Permitted Exceptions

Schedule J
Permitted Exceptions
          A. Zoning regulations and ordinances, now or hereafter in effect, of the town, municipality, county or state in which the Property is located, and all other laws, requirements, orders, rules or regulations, now or hereafter in effect, of any governmental or quasi governmental authority, department or agency having jurisdiction over the Property or the use thereof, including, without limitation, any such laws, requirements, orders, rules or regulations relating to the protection of the environment, provided that the current use and condition of the Property shall not be violated by any of the foregoing.
          B. Rights, if any, of any public or private utility company or companies to construct, maintain, and operate lines of wires, poles, pipes, conduits, cables, similar equipment and appurtenances thereto on, under, or across the Property.
          C. Any taxes and charges which are apportioned pursuant to Paragraph 9 of this Agreement.

STEWART
TITLE INSURANCE COMPANY
LETTERHEAD

      ~~SCHEDULE B~~
~~Title No.: ST09 04506~~
EXCEPTIONS
~~The following will appear in the policy as exceptions from coverage, unless disposed of to our satisfaction prior to the closing or delivery of the policy.~~
1.	Rights of tenants or persons in possession with no rights of first refusal or options to purchase as set forth in the ~~attached~~ tenants schedule attached as Schedule B to this Agreement. ~~Exhibit “T” hereto, as of 12/17/08, and subject to rights of tenants or persons in possession acquired subsequent thereto to date.~~
~~2.~~	~~Taxes, tax liens, tax sales, water rates, sewer rents and assessments set forth in schedule herein.~~
3.	Covenants, conditions, easements, leases, agreements of record as follows:
a)	Subject to the perpetual easements, rights and privileges in favor of the City of New York or any other public corporation or agency of, in and to a strip of land, approximately sixty-six (66) feet in width, crossing over, through and under the premises herein in a northerly and southerly direction, for the use, maintenance and purposes of the New Croton Aqueduct. (Affects Unit 4 as defined it he Condominium Declaration and Common Areas, and Parcel VI herein-tax lots P100C and P103).[1]

~~b)~~	~~Agreement for ingress and egress between Walter Douglas/Edith Margaret Douglas and Percy L. Douglas/Katherine S. Douglas, dated 4/9/41 and recorded 7/2/41 in Liber 3925 Cp. 180. (Affects Common Areas)~~

~~c)~~	~~Modification and Agreement for ingress and egress between Ken Court Inc., Elmer R. Stephens/Katherine Stuart Douglas/ Denison Kitchel, as trustee, and Percy L. Douglas/Katherine Stuart Douglas dated 6/21/50 and recorded 6/30/50 in Liber 4873 Cp. 186. (Affects Common Areas)~~

[1]	Title Policy will affirmatively insure access to Parcel #460 over the existing macadam driveway; further, Title Policy will affirmatively insure against loss or damage occasioned by the forced removal or relocation of the drive aisle, parking areas and utility lines located within the New Croton Aqueduct easement area, as shown on the Survey.

~~d)~~	~~Agreement for Water, Utility and Service lines between Ken Court Inc., R. Stephens/Katherine Stuart Douglas /Denison Kitchel, as trustee, and Percy L. Douglas/Katherine Stuart Douglas dated 6/21/50 and recorded 6/30/50 in Liber 4873 Cp. 472. (Affects Common Areas)~~

e)	Utility Company Agreement between ken-Court Inc. and Consolidated Edison Company of New York Inc./New York Telephone Company dated 7/11/51 and recorded 12/19/51 in Liber 5053 Cp. 244. (Affects Common Areas and Parcels V and VI)

~~f)~~	~~Easements for ingress, egress, water, sewer, gas and all utilities purposes are excepted in to, over, under and along that portion of the premises lying in the bed of “Winding Road” as shown on Map No. 7258 and as relocated. (Affects Common Areas)~~

g)	Notes and Easements on filed Map No. 25869, 26185 and 26239.

h)	Grant of Easement between Ardsley Partners L.P. and New York Telephone Company dated 3/27/97 and recorded 3/27/97 in Liber 11691 Cp. 49. (Affects part of Unit 1 and Common Areas)

i)	Grant of Easement between Ardsley Partners L.P. and New York Telephone Company dated 8/22/97 and recorded 9/16/97 in Liber 11813 Cp. 123. (Affects Common Areas)

j)	Terms and conditions set forth in Declaration of Condominium and By-Laws recorded in Liber 12133, Cp. 138; but policy insures against loss or damage occasioned by the premises not being a part of a condominium validly created pursuant to Article 9-B of the Real Property Law, as amended.

k)	Declaration of Easements, Covenants and Restrictions dated 12/15/03 made by Ardsley Partners IV, L.P., Ardsley Partners III, L.P., Ardsley Partners, L.P., Ardsley Park Condominium Board of Managers, Inc. and Purdue Pharma, L.P., and recorded under Control No. 441600575. (Affects Common Area and Parcels I and VI)

l)	Easement Agreements between Globe-Union Inc., and Sedwin Realty Corp. dated 10/21/54 and recorded 10/27/54 in Liber 5386 Cp. 364 and dated 1/5/55 and recorded 1/11/55 in Liber 5412 cp. 186.

Buyer’s title insurance policy will insure ~~As to 1.a) through 1.l) inclusive noted above; Policy insures~~ that the above map notes, agreements and restrictive covenants have not been violated and further insures that there is no right of forfeiture, reverter or reversionary interest under which the insured can be cut off, subordinated or otherwise disturbed;

Buyer’s title insurance policy further insures ~~Policy further insures~~ that the above easements are not violated by the existing improvements and insures that the buildings as shown on survey herein made by Riley Land Surveyors, LLP dated 12/22/05 may remain undisturbed notwithstanding the terms of the above easements, agreements, covenants, restrictions and notes.
~~4.~~	 ~~Survey Reading: See within.~~

~~5.~~	 ~~Mortgage(s): NONE OF RECORD.~~
6.	Lack of direct access ~~Direct Access~~ to the NYS Thruway adjoining the premises in Schedule “A” Description ~~herein is not insured~~.

~~7.~~	~~a) Terms, covenants, conditions, agreements and other matters in a certain Lease between Ardsley Partners L.P., (Landlord) and Cultor Food Science Inc. (Tenant) dated 1/22/97 as evidenced by Memorandum of Lease recorded 7/20/2000 under CN# 401920146, (as amended), (Affects 430-440 Saw Mill River Road Unit 3)~~

~~b) Assignment and Assumption Agreement between Cultor Food Science Inc., (Assignor) and Purdue Pharma, L.P., dated 6/22/00 and recorded 7/20/00 under CN# 401920162. (Affects Unit 3)~~

STEWART
TITLE INSURANCE COMPANY
LETTERHEAD

SURVEY EXCEPTIONS
Title No.: ST09-04506
Survey made by Riley Land Surveyors dated 12/22/05 shows following:
a) As to Condominium Units:
1. Any state of facts which an accurate survey might show with respect to the Unit herein, but company insures that any encroachments by said Unit or other units or upon the common elements may remain, as long as it shall stand.
b) As to perimeter common area of Condominium Regime combined combined with Parcels V & VI:
1. Twenty five (25) foot Easement for future road improvement crosses Parcel V.
2. Easement per Liber 11645 Cp. 109 crosses westerly, southerly and central portions of premises. (Terminated by Subsequent Agreement)
3. Sanitary Sewer and drainage lines cross premises; sewer and drainage manholes on premises.
4. Water meter pit, telephone box, electric box located on premises.
5. Curbing, walkways and driveways extend onto Saw Mill River Road, but policy insures against monetary loss to the insured.
6. Bus Stop Shelter encroaches onto westerly portion of premises.
7. Concrete platform, loading dock and fuel oil structure (so designated on prior prints) encroach onto northerly portion of premises (former Winding Road)
8. “Winding Road” per Map No. 7258, Liber 3925 Cp. 180 and Liber 4873 Cp. 486 crosses northerly portion of premises.
9. “Gutter” crosses northerly portion of premises.
10. Fence line varies with east line (“more or less on line”).

11. New Croton Aqueduct Easement crosses easterly portion of premises, but policy insures that the existing buildings as shown on survey herein dated 12/22/05 may remain undisturbed notwithstanding said easement.
12. Fence line varies with south line; owner may he deemed out of possession to a triangular portion of premises described on Parcel VI herein lying south of said fence, ~~but policy insures against monetary loss to the insured~~.
Subject to any changes since date of survey, provided such changes do not materially adversely affect Buyer’s intended use of the premises.

Schedule K
Omnibus Assignment

FORM OF OMNIBUS ASSIGNMENT AND ASSUMPTION AGREEMENT
     The undersigned, Millsaw Realty L.P., a Delaware limited liability company (“Assignor”), in connection with its conveyance this day of the parcel of land located at                     ,                     ,                      (the “Land”), together with all buildings, structures and improvements now or hereafter existing thereon, together with all of Assignor’s right, title and interest, if any, in and to any streets, ways or alleys abutting or adjoining thereon, and any strips, gores, trees, shrubs, plants, easements, hereditaments and appurtenances in or affecting the Land and the airspace and right to use the airspace above the Land (the foregoing is collectively called the “Real Property”) pursuant to the Purchase and Sale Agreement dated July ___, 2009 (the “Purchase Agreement”) by and between Assignor and                      [OSI Pharmaceuticals, Inc., a Delaware corporation] (“Assignee”), and for and in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration to it paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, does hereby unconditionally assign, set over, convey and transfer unto Assignee, effective from and after this day, all of Assignor’s right, title and interest, to the extent assignable or transferable, in and to the following:
          1. any and all contracts or agreements, such as construction, architecture, engineering, maintenance, service or utility contracts and telephone exchange numbers relating to the Real Property, including, but not limited to, such contracts, agreements, instruments and documents as are attached hereto as Attachment A;
          2. any and all warranties, guaranties and indemnities by or claims against third parties with respect to the Real Property or the furnishing or installation of equipment thereon (including, without limitation, any guaranties or warranties with respect to the elevator system, the roof, the heating system, etc.), and including, without limitation, the guaranties, warranties, indemnities and rights attached hereto as Attachment B;
          3. any and all licenses, permits, certificates, variances, consents, approvals or similar documents relating to the Real Property, including, without limitation, such of the foregoing as are attached hereto as Attachment C;
          4. any and all plans, drawings, specifications, surveys, engineering and other designs, borings, soil and other tests and reports, project budgets and schedules, and other technical descriptions relating to the Real Property to the extent in Assignor’s possession;
          5. any and all sewer and water rights allocated to the Real Property, and all mineral and water rights therein;
          6. any and all proceeds under any insurance policies or condemnation proceeds affecting any portion of the Real Property or pertaining to any real or personal property conveyed or assigned to Assignee this day pursuant to the Purchase Agreement; and
          7. all of Assignor’s right, title and interest, if any, in, to, and/or arising out of or relating to, that certain Declaration of Condominium, made by the Declarant named therein under the Condominium Act of the State of New York, dated October 9, 1998 recorded in the

Office of the Westchester County Clerk, Division of Land Records, New York, on October 9, 1998, in Liber 12133 page 138 and designated as Vol. 8, Section 33, Sheet 49A, Lot 100B on the Tax Map of the Town of Greenburgh and on the Floor Plans of the buildings located on the Property, certified by Dennis Noskin Architects PC, dated July 27, 1998 and redated August 3, 1998 and filed in the Office of the Westchester County Clerk, Division of Land Records on October 9, 1998 as Map No. 26239, together with all common elements of the property as described in the Declaration.
          This Omnibus Assignment and Assumption Agreement is made without any representation or warranty, express or implied, by, or recourse against, Assignor of any kind whatsoever, except to the extent expressly set forth in the Agreement.
          Assignor hereby agrees that it shall upon the request of Assignee from time to sign, seal, execute and deliver any and all instruments or documents as may be required for the purpose of more effectively vesting in Assignee all of the right, title and interest of the Assignor in the Real Property or demanding, receiving and giving receipts and releases for any and all of the aforesaid obligations, provided that the Assignor’s rights will not be adversely affected by any such action. Assignor hereby covenants and agrees to indemnify and hold harmless the Assignee from and against all costs, expenses, claims and losses, including, without limitation, reasonable attorneys’ fees, disbursements and court costs, arising out of or in connection with any of Assignor’s obligations under any of the foregoing, which obligations occurred or arose with respect to the period prior to the date hereof.
          The undersigned Assignee hereby accepts the foregoing assignment from Assignor of the above assigned rights and property and assumes and agrees to abide by all of the obligations under the assigned documents. Assignee hereby covenants and agrees to indemnify and hold harmless the Assignor from and against all costs, expenses, claims and losses, including, without limitation, reasonable attorneys’ fees, disbursements and court costs, arising out of or in connection with any of Assignee’s obligations under any of the foregoing, which obligations occur or arise after the date hereof.
          The terms and conditions of this Omnibus Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Omnibus Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be any original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the said Assignor has hereunto set its hand and seal as of the ___day of                     , 2009.

ASSIGNOR:

MILLSAW REALTY L.P.

By:

Name:
Title:

ASSIGNEE:

[OSI PHARMACEUTICALS, INC.]

By:

Name:
Title:

     PERSONALLY APPEARED the above-named                      , as                     of                      , and acknowledged the foregoing instrument to be his free act and deed and that of said                     .

Before me,

Notary Public
My Commission Expires:

ATTACHMENT A
(Certain Contracts and Agreements)
[To be inserted by Buyer and Seller]

ATTACHMENT B
(Certain Warranties, Guaranties, Indemnities and Claims)
[To be inserted by Buyer and Seller]

ATTACHMENT C
(Certain Licenses, Permits, Certificates, Variances,
Consents, Approvals, etc.)
[To be inserted by Buyer and Seller]

Schedule L
Lease Assignment

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
          THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS, dated as of the ___day of                     , 2009 made by Millsaw Realty L.P., a Delaware limited liability company, having an address of One Stamford Forum, Stamford, Connecticut (hereinafter referred to as “Assignor”), and [OSI Pharmaceuticals, Inc.], a Delaware corporation, having an office at 41 Pinelawn Road, Melville, New York (hereinafter referred to as the “Assignee”).
W I T N E S S E T H :
          WHEREAS, pursuant to a Purchase and Sale Agreement (the “Agreement”), dated as of July ___, 2009, between Assignor and Assignee, Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, certain property commonly known as                    , New York, New York, on the terms and subject to the conditions set forth therein; and
          WHEREAS, the Agreement contemplates that at the closing of the transaction contemplated thereby, (i) Assignor will assign to Assignee all of Assignor’s right, title and interest as lessor under the Leases (as such term is defined in the Agreement) in effect on the date when such closing occurs, and delegate to Assignee all of Assignor’s duties to the extent accruing under such Leases from and after the date of such closing, and (ii) Assignee will accept such assignment and assume such duties; and
          WHEREAS, the closing of the transaction contemplated by the Agreement is occurring as of the date hereof.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Assignor and Assignee hereby agree as follows:
          1. Assignment. Assignor hereby (i) assigns to Assignee all of Assignor’s right, title, and interest as lessor under the Leases listed on Schedule A attached hereto in effect on the date hereof, and (ii) delegates to Assignee all of Assignor’s duties to the extent accruing under such Leases from and after the date hereof (including, without limitation, the obligations of the lessor under the Leases in effect on the date hereof regarding the security (if any) deposited by tenants thereunder). This Assignment and Assumption of Leases and Security Deposits is made without any representation or warranty, express or implied, by, or recourse against, Assignor of any kind whatsoever, except to the extent expressly set forth in the Agreement.
          2. Assumption. Assignee hereby accepts the assignment, and assumes the duties, described in Section 1 hereof.
          3. Indemnity. Assignee hereby indemnifies Assignor, and holds Assignor harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of or in connection with the Leases in effect on the date hereof to the extent accruing with respect to the period from and after the date hereof. Assignor hereby indemnifies Assignee, and holds Assignee harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of or in connection with the Leases in effect on the date hereof to the extent accruing with respect to the period prior to the date hereof.
          4. Successors and Assigns. The terms and conditions of this Assignment and Assumption shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.
          5. Counterparts. This Assignment and Assumption may be executed in any number of counterparts, each of which shall be any original, but such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, Assignor and Assignee have duly executed and delivered this Assignment and Assumption of Leases and Security Deposits as of the day and year first above written.

MILLSAW REALTY L.P., Assignor

By:
Name:
Title:

[OSI PHARMACEUTICALS, INC.], Assignee

By:
Name:
Title:

Schedule A
[Assignment and Assumption of Leases and Security Deposits]
List of Leases and Security Deposits
[to be inserted]

Schedule M
Form of Supresta Estoppel

ESTOPPEL CERTIFICATE
Re: Lease dated                      between                     , Landlord, and                     , Tenant, as amended, and (if applicable) guaranteed by                      (if none, please state “none”) (collectively, the “Lease”); Property located at                      (the “Property”)
This Tenant Estoppel Certificate (“Certificate”), dated as of                     , 2009, is executed by                      (''Tenant”) in favor of                     , together with its nominees, designees, successors and assigns (collectively, “Lender”),
1. Lease. Attached hereto as Exhibit “1” is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

.	(If none, please state “None.”)
2. Leased Premises. Under the Lease, Tenant leases those certain premises consisting of approximately                      (                    ) rentable square feet within the Property, as more particularly described in the Lease (the “Leased Premises”). In addition, under the terms of the Lease, Tenant has the [non-exclusive] right to use [           parking spaces/the parking area] located on the Property during the term of the Lease, [Cross-out the preceding sentence or portions thereof if inapplicable.]
3. Lease in Effect. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect, has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor’s rights.
4. Complete Agreement. The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property and, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.
5. Acceptance of Leased Premises. Tenant has unconditionally accepted possession and is currently occupying the Leased Premises.
6. Lease Term. The term of the Lease commenced on                      and ends on                     , subject to the following options to extend:                                         . (If none, please state “None.”). Tenant has no right to renew or extend the term of the Lease except as set forth above.
7. No Purchase Rights or Commissions. Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property. No commission or other fee is or will be due from Landlord to any broker acting on behalf of Tenant in connection with the Lease or any renewal or extension thereof, except as follows:                     . (If none, please state “None.”).
8. Rent. (a) The obligation to pay rent under the Lease commenced on                     . Rent under the Lease has been paid through                     , and Tenant is not in default in the performance of any of its obligations under the Lease.
               (b) Tenant is currently paying base rent under the Lease in the amount of                      Dollars ($                    ) per month. No rent has been paid in advance except for the current month’s rent. Tenant has not received and is not entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:

                                        . (If none, please state “None.”)
               (c) Tenant’s current estimated share of operating expenses, common area charges, insurance, real estate taxes and similar expenses is                      percent (                    %) and is currently being paid at the rate of                      Dollars ($                    ) per month.
               (d) Tenant has no defenses, offsets or counterclaims relating to its rent or other obligations under the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant’s occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease or any defense, offset or counterclaim, except as follows:

.	(If none, please state “None.”)
9. Security Deposit. The amount of Tenant’s security deposit held by Landlord under the Lease is                      Dollars ($                    ). (If none, please state “None”).
10. Pending Actions. There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.
11. Tenant Improvements. Any work to be performed by Landlord has been completed to the satisfaction of Tenant; Landlord has performed all other obligations required of Landlord pursuant to the Lease; and there are no outstanding tenant improvement allowances, rental concessions or other inducements or concessions owed by Landlord to Tenant, in each case except as follows:

                                        . (If none, please state “None.”)
12. Assignments by Landlord. Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord, except as follows:                                          (If none, please state “None”). Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Lender and acknowledges that said assignment does not violate the provisions of the Lease. If the Lender or any entity servicing the loan for the Lender notifies Tenant in writing of a default under the loan documents evidencing the loan secured by the Property and demands that Tenant make all rental and all other payments under the Lease directly to the Lender or a designated lockbox or elsewhere, Tenant shall honor such demand and shall make all rental and other Lease payments as required pursuant to such notice and demand. Tenant acknowledges that Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless and until Lender takes title to the Property, and then only for obligations that arise from and after the time Lender takes title.
13. Assignments by Tenant. Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee, except as follows                                          (If none, please state “None”). The address for notices to be sent to Tenant is as set forth in the Lease.
          Tenant makes this Certificate with the knowledge that it will be relied upon by Lender in making a loan secured by the Property. Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so. This Certificate is binding on all successors and assigns of Tenant.

TENANT

By:
Name:
Its:

Schedule N
Form of cell tower lessee Estoppel

TENANT ESTOPPEL CERTIFICATE

Re:	Lease dated June 26, 1997 between , Landlord and New York SMSA Limited Partnership, Tenant, as amended by Amendment dated January 14, 1998 (collectively, the “Lease”); Property located at Ardsley, New York, Town of Greenburgh, consisting of approximately 2,000 square feet (“Premises”)
The Tenant Estoppel Certificate (“Certificate”), dated as of                     , 2009, is executed by New York SMSA Limited Partnership (“Tenant”) in favor of Millsaw Realty, LP and its successors and assigns, including without limitation, OSI Pharmaceuticals, Inc., knowing that they will rely on this Certificate.
               1. Tenant accepted possession of all of the Premises and is currently paying rent for the Premises. Tenant is the original named tenant under the Lease.
               2. The Lease is in full force and effect and has not been assigned, modified, supplemented, subleased or amended in any way except as set forth herein.
               3. As of the date hereof, Tenant has entered into sublicenses with the following entities:                     . Other than the aforementioned entities, Tenant is not party to any agreement with respect to, and does not have knowledge of, any rights of any other person or entity to place equipment of any sort at the Premises.
               4. The Lease represents the entire agreement between Landlord and Tenant and Tenant does not have in the Lease or otherwise any option, right of first refusal or other right to lease additional space or to purchase all or any part of the Premises or any other property of the Landlord. Tenant has no right to renew the Lease except as provided below in Section 5.
               5. The initial teem of the Lease commenced on                      and ends on                     . Tenant has ___ remaining option(s) to renew the lease, each for five years. If all of such options to review are properly exercised, the latest possible expiration date of the lease is                     .
               6. All conditions under the Lease to be performed by Landlord have been satisfied (including any construction work to be performed by Landlord) and all required contributions or payments by Landlord to Tenant on account of Tenant’s improvements or otherwise due as of the date hereof have been received.
               7. No default exists in the performance or observance of any covenant or condition in the Lease, no event has occurred which with notice or the expiration of a grace period would constitute such a default, and there are no defenses or offsets against the enforcement of this Lease by Landlord or payment of Tenant’s obligations under the Lease. Tenant is not entitled to any offset, deduction or credit against rent, rent concession or other abatement, and any free rent period and/or rent free fixturing period has expired.
               8. As of the date hereof, the undersigned has no defenses or rights of offset against the enforcement of the Lease by the Landlord.

               9. No payments of minimum rent or other rental, sums or charges under the Lease have been paid for more than one month in advance.
               10. The Lease is subject and subordinate to all mortgages which may now or hereafter affect the Premises.
               11. The Lease permits the transmission of                      to                      MHz. As of the date hereof, all transmissions from the Premises are within this range.
               12. The present monthly fixed minimum rent (including CPI or other increases, if any) is $3,700.62, the monthly fixed minimum rent and the other rentals, sums and charges have been paid to                     . Such monthly fixed minimum rent increases 104% over the rent for the immediately preceding year ($                     to $                     on July 1, 2009). Percentage rent is ___% over $                    ; percentage rent has been paid to                     ; and the percentage rent paid for the most recently completed year ended                      was $                    ; and common area maintenance charges are presently $                     per month and have been paid to                     .

Very truly yours,

NEW YORK SMSA LIMITED PARTNERSHIP

By:
Name:
Title:
Date: ________, 2009